Exhibit 4.1
TRUST INDENTURE
SPECIAL PROVISIONS
     THIS TRUST INDENTURE, dated August 16, 2000 (the “Indenture” or the “Agreement”), is between (i) CAL DIVE I-TITLE XI, INC., a Texas corporation (the “Shipowner”), and (ii) WILMINGTON TRUST COMPANY, a Delaware banking corporation (the “Indenture Trustee”).
RECITALS:
     WHEREAS, to aid in financing the construction of the Vessel, the Shipowner has entered into a credit agreement (the “Credit Agreement”) with GOVCO INCORPORATED a Delaware corporation (the “Primary Lender”), CITIBANK, N.A., a national banking association (the “Alternate Lender’), CITIBANK INTERNATIONAL PLC, a bank organized and existing under the laws of England (the “Facility Agent”) and CITICORP NORTH AMERICA, INC., a Delaware corporation (the “Administrative Agent”) providing for the delivery of no more than $138,478,000 principal amount of a floating rate note designated “United States Government Guaranteed Ship Financing Note, Q4000 Series” (herein called the “Floating Rate Note”).
     WHEREAS, this Indenture contemplates the issuance by the Shipowner of fixed rate bonds, in replacement for all or part of the Floating Rate Note designated “United States Government Guaranteed Ship Financing Bonds, Q4000 Series” (herein called the “Fixed Rate Bonds”) consisting of serial bonds (herein called the “Serial Bonds”) and sinking fund bonds (herein called the “Sinking Fund Bonds”). (The Floating Rate Note and the Fixed Rate Bonds are hereinafter called, individually, an “Obligation” and, collectively, the “Obligations.”)
     WHEREAS, the Secretary, on behalf of the United States, has agreed to Guarantee the payment of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, the Obligations under the provisions of Title XI of the Act, and has authorized the Indenture Trustee to cause the Guarantees to be imprinted on the Obligations pursuant to the Authorization Agreement.
     NOW THEREFORE, in consideration of the premises, of the mutual covenants herein contained, of the purchase of the Obligations by the Holders thereof, and of other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, and for the equal and proportionate benefit of all the present and future Holders of the Obligations, the parties hereto agree as follows:
     1. Incorporation of General Provisions. This Indenture shall consist of two parts: the Special Provisions and the General Provisions attached hereto as Exhibit 1, and they shall be treated as one instrument. In the event of a conflict, the terms of the Special Provisions shall prevail.

     2. The Obligations.
     (a) The Obligations issued hereunder shall be a Floating Rate Note designated “United States Government Guaranteed Ship Financing Note, Q4000 Series,” and shall be in the form of Exhibit 2 to the Indenture and, when issued, Fixed Rate Bonds designated “United States Government Guaranteed Bonds, Q4000 Series” which shall be in the forms of Exhibits 3 and 4 to the Indenture; and the aggregate principal amount of Obligations which may be issued and Outstanding under this Indenture shall not exceed $138,478,000.
     (b) The denominations of the Obligations shall be in integral multiples of $1,000.
     (c) The Shipowner shall at all times cause to be maintained in the City of Wilmington, State of Delaware, an office or agency for the purposes specified in Section 5.03 of Exhibit 1 to this Indenture.
     (d) The Indenture Trustee shall at all times have its Corporate Trust Office in the City of Wilmington, State of Delaware.
     3. Interest Rate Calculation. Upon the terms and subject to the conditions contained in the Obligations, the Indenture Trustee shall calculate the Applicable Interest Rate on the Obligations based on information received from the Facility Agent (but only in connection with the Floating Rate Note) in the manner and at the times provided in the Obligations and shall communicate the same in writing to the Shipowner, the Secretary and any paying agent identified to it as soon as practicable after each such calculation. In the event the Primary Lender assigns the financing of all or a portion of the amount outstanding under the Credit Facility (whether or not evidenced by a Note) to the Alternate Lender or other assignee permitted under the Credit Agreement, the interest rate on such amount shall be determined by the Facility Agent and the Indenture Trustee shall confirm such interest rate based on information received from the Facility Agent and shall communicate the same in writing to the Shipowner, the Secretary and any paying agent identified to it as soon as practicable after each such confirmation. The Indenture Trustee, based on information received from the Facility Agent (but only in connection with the Floating Rate Note), shall, upon the request of the Holder of the Obligations, calculate the Applicable Interest Rate then in effect with respect to the Obligations.
     4. Certain Redemptions
     (a) Scheduled Mandatory Redemption. The Obligations are subject to redemption at a Redemption Price equal to 100% of the principal amount thereof, together with interest accrued thereon to the applicable Redemption Date, through the operation of scheduled repayment providing for the semi-annual redemption on January 28 and July 28 of each year, commencing the earlier of (x) the Payment Date next succeeding the Delivery Date of the Vessel or (y) January 28, 2002 of the principal amount of Obligations as specified in the Obligations, plus interest accrued thereon to the Redemption Date so that the semi-annual mandatory redemption of the aggregate principal amount of the Obligations Outstanding shall be in the principal amounts set forth in the amortization schedule (the

“Amortization Schedule”) which is Attachment 1 to this Indenture, as the same may be revised as provided herein. There shall be a final redemption of the remaining outstanding principal of the Floating Rate Note no later than the earliest of (i) the Payment Date next preceding four (4) years from the Delivery Date, or (ii) January 28, 2006, or (iii) the date upon which the Trigger Event (as hereinafter defined) shall occur, and a final redemption of the remaining outstanding principal of the Fixed Rate Bonds on earliest of (i) January 28, 2027, or twenty-five (25) years from the Delivery Date. The Stated Maturities of the Serial Bonds shall be earlier than the Stated Maturity of the Sinking Fund Bonds.
     Notwithstanding the foregoing provisions of this subsection (a), if the principal amount of Outstanding Obligations shall be reduced by reason of any redemption pursuant to Sections 3.04 or 3.06 of Exhibit 1 to this Indenture, the principal amount of Obligations to be redeemed pursuant to this subsection (a) on each subsequent Redemption Date for such Obligations shall be reduced by an amount equal to the principal amount of such Obligations retired by reason of such redemption pursuant to Sections 3.04 or 3.06 of Exhibit 1 hereto allocated to each Redemption Date occurring thereafter in amounts scheduled, in a revised Amortization Schedule, as approved by the Secretary, no later than the earlier of (i) the Payment Date next preceding four (4) years from the Delivery Date, or January 28, 2006 in the case of the Floating Rate Note; (ii) the respective Stated Maturities of the Serial Bonds; and (iii) no later than the earlier of twenty-five (25) years from the Delivery Date, or January 28, 2027, in the case of the Sinking Fund Bonds (subject to such increase as shall be necessary so that the total principal amount of Obligations to be redeemed on any such Redemption Date shall be an integral multiple of $1,000); provided, that, if less than all of the Fixed Rate Bonds are to be redeemed under any provision of the Indenture, the Fixed Rate Bonds selected for redemption shall be in inverse order of Stated Maturity and; provided further that, the entire unpaid principal amount of the Outstanding Obligations shall be paid no later than the earlier of the Payment Date next preceding four (4) years from the Delivery Date, or January 28, 2006, in the case of the Floating Rate Note, at their respective Stated Maturities in the case of the Serial Bonds, and the earlier of twenty-five (25) years from the Delivery Date, or January 28, 2027, in the case of the Sinking Fund Bonds. The Shipowner shall, in accordance with Section 3.02(e) of Exhibit 1 hereto, promptly after each redemption pursuant to said Sections 3.04 or 3.06, furnish to the Secretary, the Indenture Trustee and each Holder a revised Amortization Schedule of scheduled repayments of the Obligations reflecting the reductions made pursuant to this subsection (a) as a result of such redemption.
     (b) Optional Redemption of Obligations Without Premium. At its option, the Shipowner may without premium,
     (i) prepay on any Interest Payment Date the Floating Rate Note, in whole or in part, in a minimum principal amount of $10,000,000, at a Redemption Price equal to 100% of the principal amount thereof together with interest accrued thereon to the Redemption Date, or
     (ii) redeem or prepay the Floating Rate Note, in whole or in part, on a Redemption Date designated by the Shipowner, from the proceeds from the issuance of the Fixed Rate Bonds.

     (c) Optional Redemptions of Obligations at Make-Whole Premium. At its option, the Shipowner may prepay on any Interest Payment Date the Fixed Rate Bonds, in whole or in part, in a minimum principal amount of $10,000,000, at a Redemption Price equal to 100% of the principal amount thereof together with interest accrued thereon to the Redemption Date plus the Make-Whole Premium, if any. Prepayments shall be applied pro rata against each Fixed Rate Bond and applied against the scheduled principal payments in the inverse order of scheduled maturity; provided that, if less than all the Fixed Rate Bonds are selected for optional redemption under this provision for optimal redemption, the Fixed Rate Bonds selected for redemption shall be in inverse order of Stated Maturity.
     (d) Mandatory Sinking Fund Redemption. The Sinking Fund Bonds authorized to be issued hereunder are subject to redemption at a Redemption Price equal to 100% of the principal amount thereof, together with interest accrued thereon to the applicable Redemption Date, through the operation of a mandatory sinking fund providing for the redemption of the following principal amount of Sinking Fund Bond on each Redemption Date in accordance with the Amortization Schedule, as the same may be revised, and at Stated Maturity there shall become due and payable the unpaid principal amount of the Sinking Fund Bonds at the time outstanding together with interest accrued thereon (each, a “Mandatory Sinking Fund Redemption”).
     (e) Optional Sinking Fund Redemption. In addition to any Mandatory Sinking Fund Redemption provided herein, on the date of any Mandatory Sinking Fund Redemption, the Shipowner may, at its option, redeem an additional amount of principal of Sinking Fund Bonds (without Make-Whole Premium or other premium) equal in an amount to the Mandatory Sinking Fund Redemption payment (an “Optional Sinking Fund Redemption”); provided that, the right to make an optional redemption may not be cumulative.
     (f) Optional Redemptions. If the Shipowner shall elect to make any such optional redemptions of Obligations pursuant to this Article, the Shipowner shall, at least 40 days but not more than 60 days prior to the date fixed for redemption, deliver to the Indenture Trustee a Request stating that the Shipowner intends to exercise its rights as above set forth to make such optional redemptions and specifying the Redemption Date and the principal amount which the Shipowner intends to redeem on such date. If payment of a Make-Whole Premium is required by this Article, at least 35 days prior to the date fixed for redemption in the case of a Fixed Rate Bond the Shipowner shall deliver to the Indenture Trustee an amount equal to the Make Whole Premium estimated by the Indenture Trustee, based on information received from the Holder or a calculation agent, to be paid on the Redemption Date. The Indenture Trustee, based on information received from the Holder or a calculation agent, shall give an estimate of the Make Whole Premium to the Shipowner within two (2) Business Days of the delivery of the Shipowner’s Request. In the event the amount of the Make Whole Premium deposited by the Shipowner with the Indenture Trustee pursuant to this section (and interest, if any, accrued thereon, less any losses incurred on the investment thereof) is insufficient to pay the amount of the Make Whole Premium, the Shipowner shall pay the amount of the shortfall to the Indenture Trustee in immediately available funds upon one (1) day’s notice. In the event the amount of the Make Whole Premium deposited by the Shipowner pursuant to this section (and interest, if any, accrued thereon, less any losses incurred on the investment thereof) exceeds the Make Whole Premium, the excess amount shall be refunded to the Shipowner by the Indenture Trustee in immediately available funds on the Redemption Date.
     (g) Fixed Rate Bond Interest Rate Protection.
     (i) The Shipowner shall convert, upon the occurrence of a Trigger Event, the outstanding indebtedness under the Floating Rate Note to indebtedness under the Fixed Rate Bonds, which Fixed Rate Bonds shall have a maturity of no later than the earlier of (i) the twenty-fifth anniversary of the Delivery Date, or (ii) January 28, 2027. A Trigger Event shall mean (x) three hundred sixty-five (365) days from the date when the ten-year Treasury constant maturity rate, as reported by the Federal Reserve Board in statistical release H. 15(519) (the “Treasury Rate”), first equals or exceeds eleven percent (11%) per annum, or (y) fifteen (15) Business Days from the date at any time during said 365-day period when the Treasury Rate first equals or exceeds twelve percent (12%) per annum; provided, however, that in the event interest rates have improved at the end of said 365-day period, the Shipowner may request the Secretary, at that time, to extend the 365-day period, and the Secretary, in his sole discretion may grant or deny such request.
     (ii) Nothing herein shall prevent the Shipowner from converting the Floating Rate Note to one or more Fixed Rate Bonds at any time prior to maturity, including, without limitation, the 365-day period referred to in subsection (i) hereof.
     (iii) Failure of the Shipowner to convert the Floating Rate Note to the Fixed Rate Bonds as set forth in clause (i) hereof, unless subsequently waived in writing by the Secretary, shall constitute a default under the provisions of Section 6.01 hereof.
     5. Additions, Deletions and Amendments to Exhibit 1
     The following additions, deletions and amendments are hereby made to Exhibit 1 to this Indenture.
     (a) Concerning Immediately Available Funds. Notwithstanding any provision in Exhibit 1 to this Indenture to the contrary, all payments are to be made in immediately available funds.
     (b) Concerning Mandatory Scheduled Redemptions. The terms “sinking fund payment” and “sinking fund redemption” in Exhibit 1 to this Indenture refer to the mandatory scheduled redemption for the Floating Rate Note, Stated Maturities of the Serial Bonds, and the Mandatory Sinking Fund Redemptions of Sinking Fund Bonds, all as set forth in the Amortization Schedule as the same may be revised as provided herein.
     (c) Interest Rates. With respect to the Floating Rate Note, interest at the Applicable Interest Rate shall be due on each Disbursement at the end of each Interest Period. The Indenture

Trustee, based on information received from the Facility Agent (but only in connection with the Floating Rate Note), shall determine the Applicable Interest Rate for each Interest Period.
     (d) Concerning Disbursement Notations. Upon receipt from the Lender of documents confirming Disbursements, the Indenture Trustee shall review Exhibit A of the Floating Rate Note (the “Grid”), and calculate principal and applicable interest thereon, from time to time. If the Indenture Trustee’s calculations are not consistent with those of the Lender, the calculations of the former shall prevail. The Indenture Trustee shall promptly thereafter send a copy of the Grid bearing its calculations to the Holder, who shall endorse the Indenture Trustee’s calculations on the original Exhibit A to the Floating Rate Note, and send a copy thereof, so noted, to the Indenture Trustee, who, in turn, shall promptly send a copy thereof to the Secretary.
     (e) Concerning Section 2.01. Section 2.01(c) and (e) are revised to read as follows:
(c) The principal and interest and any premium due on the Obligations shall be paid by (i) the Indenture Trustee or (ii) a Paying Agent, out of funds it receives from the Shipowner, by (x) certified or official bank check mailed by first class postage prepaid to the addresses of the Obligees appearing on the Obligation Register or (y) at the request of an Obligee, received by the Indenture Trustee at least three (3) Business Days prior to the date of payment, by wire transfer to a commercial bank in the United States or by credit to an account maintained by the Obligee with the Indenture Trustee without presentment of the Obligation. Prior to any sale, assignment or transfer of such Obligation, the Holder is required to present the Obligation to the Indenture Trustee so that a proper notation of all principal payments under (y) are made on the Obligation.
(e) If the Stated Maturity of any Obligation or an Interest Payment Date for any Obligation shall be a day other than a Business Day, then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the Interest Payment Date for such payment; provided, however, that interest shall accrue thereon for the period after said Interest Payment Date (whether or not such next succeeding Business Day occurs in a succeeding month).
     (f) Concerning Section 2.02. Prior to the earliest of (i) the Payment Date next preceding four (4) years from the Delivery Date, (ii) January 28, 2006 , or (iii) the date upon which the Trigger Event shall occur, the Shipowner may enter into an amendment to the Guarantee Commitment, a supplement to the Indenture, and an amendment to the Authorization Agreement and such other documents as may be necessary or advisable to provide for the issuance of the Fixed Rate Bonds in the form of Exhibit 3 hereto for the Serial Bonds, and in the form of Exhibit 4 hereto for the Sinking Fund Bonds for the purpose of repaying the Floating Rate Note and/or financing an amount equal to the Available Amount (which amount shall be deposited into the Escrow Fund established by the Security Agreement); provided however, that the Shipowner shall have obtained, and the Shipowner and Indenture Trustee shall have received, the prior written consent of the Secretary; provided, further, that (a) except for the final issuance or in the case of the Trigger Event, each issuance of the Fixed Rate

Bonds must be in a minimum aggregate principal amount of $50,000,000, and (b) the proceeds from the issuance of Fixed Rate Bonds shall be used to pay off, satisfy and cancel the Floating Rate Note; and provided, finally, that in the absence of the Trigger Event during the Construction Period, the Floating Rate Note need not be paid off in its entirety and need only be reduced by the net proceeds from the issuance of the Fixed Rate Bonds.
     (g) Concerning Section 2.07.
     (i) The first sentence of Section 2.07(c) is revised to read as follows:
(c) The Shipowner or the Indenture Trustee shall not be required to register transfers or make exchanges of (1) Obligations for a period of 15 days immediately prior to (A) an Interest Payment Date or (B) any selection of Obligations to be redeemed, (2) Obligations after demand for payment of the Guarantees and prior to the payment thereof or rescission of such demand pursuant to Section 6.02(a), or (3) any Obligation which has been selected for redemption in whole or in part, except as to the unredeemed portion of any Obligation being redeemed in part.
     (ii) Section 2.07(e) is revised to read as follows:
(e) As a condition precedent to any transfer or exchange of Obligations, the Shipowner and the Indenture Trustee may require the payment of a sum sufficient to reimburse it for any taxes or other governmental charges that may be imposed with respect thereto and a sum not exceeding $2.00 for each Obligation delivered upon any such transfer or exchange.
     (h) Concerning Section 2.09. With respect to clause (1) of the proviso to Section 2.09 of Exhibit 1 to the Indenture, a written agreement of indemnity which is satisfactory in form and substance to the Secretary, the Shipowner, and the Indenture Trustee, executed and delivered by an institutional Holder having a capital and surplus of at least $100,000,000 shall be considered sufficient indemnity to the Secretary, the Shipowner, and the Indenture Trustee in connection with the execution, authentication and delivery of any new Obligations or the making of any payment as contemplated by said Section 2.09.
     (i) Concerning Payment of the Obligations. Notwithstanding anything to the contrary in Exhibit 1 hereto, the Obligations to be issued hereunder shall be payable as to principal, premium (if any), and interest, at an office or agency maintained by the Shipowner for such purpose at the Corporate Trust Office of the Indenture Trustee, or at the option of the Shipowner, as to payments of principal, premium (if any), or interest by wire, in immediately available funds, by such Corporate Trust Office to the Obligees as appear in the Obligation Register, subject to the Indenture Trustee’s receipt, by not later than 11:00 am on the due date thereof, of funds sufficient for the payment of principal, premium (if any) or interest by wire or other immediately available funds. The Indenture Trustee shall have no obligation to determine whether such wires or payments were received by the Obligees.

     (j) Concerning Section 3.02. Section 3.02(c) and (e) are revised to read as follows:
(c) Scheduled Redemptions. If the Obligations of any series and Stated Maturity or the Special Provisions hereof or the Supplemental Indenture establishing such series shall so provide, such Obligations shall be subject to (i) scheduled redemption through the operation of a mandatory redemption schedule, in such amounts, at such times and subject to such credits (if any) as may be specified therein, and (ii) redemption at the option of the Shipowner, in connection with the operation of any such mandatory redemption schedule, in such additional amounts and subject to such conditions as may be specified therein.
(e) Adjustments of Redemption Payments. If the Obligations of any series and Stated Maturity or the Special Provisions hereof or of the Supplemental Indenture establishing such series provide for an adjustment in scheduled redemption payments as a result of any redemption or cancellation of Obligations, the Shipowner shall recompute the remaining scheduled redemption payments pursuant to such provisions and shall, at least 60 days prior to the next Interest Payment Date which occurs at least 60 days following any such redemption or cancellation of Obligations of such series requiring such recomputation, submit to the Secretary for his review such recomputation to ascertain compliance with the provisions of such Obligations or the Special Provisions hereof or such Supplemental Indenture, and proposed revisions to the Amortization Schedule of revised mandatory redemption schedule payments on the Obligations of such series reflecting the adjustments made pursuant to such provisions as a result of such redemption or cancellation. Upon advice by the Secretary that he finds such recomputation and proposed Amortization Schedule to comply with such provisions, the Shipowner shall submit said Amortization Schedule to the Indenture Trustee and the Indenture Trustee shall promptly send a copy thereof to each Holder of an Obligation of such affected series.
     (k) Concerning Section 3.04. Section 3.04 is revised to read as follows:
     SECTION 3.04. Redemptions to Comply with Section 1104A(b)(2) of the Act. The Shipowner and the Secretary may Request a Redemption Date, at least forty (40) days but not more than sixty (60) days from the Indenture Trustee’s receipt of the Request, for the redemption of certain Obligations because the principal amount of the Outstanding Obligations is in excess of the amount eligible for guarantee by the United States under Section 1104A(b)(2) of the Act. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem, out of funds it receives from the Shipowner, the principal amount of Obligations specified in the instruction together with the interest accrued thereon.

     (l) Concerning Section 3.05. Section 3.05 is revised to read as follows:
     SECTION 3.05. Redemption after Total Loss, Requisition of Title, Seizure or Forfeiture of a Vessel or Termination of Certain Contracts. The Shipowner and the Secretary may Request a Redemption Date, at least forty (40) days but not more than sixty (60) days from the Indenture Trustee’s receipt of the Request, for the redemption of certain Obligations because of (1) an actual, constructive, agreed or compromised total loss of a Vessel, (2) requisition of title to, or seizure or forfeiture of a Vessel or (3) termination of the Construction Contract. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem, out of funds it receives from the Shipowner, such principal amount of Obligations together with the interest accrued thereon.
     (m) Concerning Section 3.06. Section 3.06 is revised to read as follows:
     SECTION 3.06. Redemption After Assumption by the Secretary. At any time after the Secretary has assumed the Obligations under Section 6.09 of the Indenture, the Secretary may Request a Redemption Date, at least forty (40) days but not more than sixty (60) days from the Indenture Trustee’s receipt of the Request, for the redemption of all or part of the Obligations. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem, out of funds it receives from the Shipowner, such principal amount of Obligations together with the interest accrued thereon.
     (n) Concerning Section 3.07. Notwithstanding the provisions of Section 3.07 of Exhibit 1 to this Indenture, if less than all of the Obligations are to be redeemed under any of the provisions contained or referred to in Article Fourth hereof (excluding Section 4 (c) or Article III of said Exhibit 1), the Indenture Trustee shall select such Obligations to be redeemed on the Redemption Date by allocating the principal amount to be redeemed first between each maturity of Obligations in proportion to the Outstanding Obligations and second among the holders of each maturity of Obligations in proportion to the aggregate principal amount of such maturity of Obligations registered in their respective names; provided that, the Indenture Trustee may select for redemption portions of the principal amount of the Obligations of a denomination larger than $1,000; but the portions of the principal amount of the Obligations so selected shall be equal to $1,000 or an integral multiple thereof. If less than all the Fixed Rate Bonds are to be redeemed under any of the provisions of the Indenture, other than at Stated Maturity, the Fixed Rate Bonds selected for redemption shall be in inverse order of Stated Maturity.
     (o) Concerning Section 3.09. The second sentence of Section 3.09 is revised to read as follows:
     Failure to so deposit the amounts with the Indenture Trustee or the Paying Agent shall render any notice to redeem of no effect, and the Indenture Trustee shall so advise the Holders.

     (p) Concerning Section 4.01. Section 4.01(b) of Exhibit 1 hereto is hereby amended in its entirety to read as follows:
“(b) Cash held by the Indenture Trustee or any Paying Agent (other than the Shipowner) under this Indenture -
(i) need not be segregated;
(ii) shall not be invested except as permitted by clause (iv) of this Section 4.01(b);
(iii) shall not bear interest except as the Shipowner and the Indenture Trustee (or such Paying Agent) may agree in writing; and
(iv) if the Shipowner shall have deposited or caused to be deposited with the Indenture Trustee funds sufficient for the payment of the Obligations at their Maturity, including interest to the date of Maturity, and the date of Maturity is more than one (1) Business Day after the deposit of such funds (or the next Business Day if the deposit of such funds is made by 11:00 a.m. on the Business Day prior to the date of Maturity), the Indenture Trustee upon the Request of the Shipowner shall invest such funds, as directed by the Shipowner in writing, in direct obligations of the United States Government maturing at or prior to the date of Maturity of such Obligations and having a principal amount equal to not less than the amount of the funds so invested. Such investments shall be held in trust for the purpose for which the funds so invested were held. After the Obligations in respect of which the funds were deposited have been paid in full (except as to unclaimed amounts as referred to in Section 4.03) any of such funds (including interest received in respect of such investments and gain on matured investments purchased at a discount) held by the Indenture Trustee in excess of amounts to which Holders of such Obligations are entitled shall upon the Request of the Shipowner be paid by the Indenture Trustee to the Shipowner but only in the absence of an Indenture Default hereunder.”
     (q) Concerning Section 4.02. (i) The appointment of a Paying Agent by the Shipowner is subject to the prior written consent of the Secretary and Indenture Trustee, which consent shall not be unreasonably withheld. If the Indenture Trustee acts as a Paying Agent, such Paying Agent shall not be required to enter into a contract with the Indenture Trustee, but the remaining provisions of Section 4.02 shall apply.
     (ii) Section 4.02(a)(3) is revised to read as follows:

          (3) promptly, and in no event later than five (5) days after any payment made by it hereunder, give written notice to a Responsible Officer in the Corporate Trust Office of all payments of Obligations made by it, including and identifying all endorsements of payment made on Obligations by it, signed and containing the specified information as provided in subparagraph (2) above, and deliver for cancellation to the Indenture Trustee all Obligations surrendered to the Paying Agent.
(r) Concerning Section 4.03. Section 4.03 is revised to read as follows:
SECTION 4.03. Unclaimed Amounts. Any moneys received by the Indenture Trustee or a Paying Agent, for the payment of Obligations or Guarantees and remaining unclaimed by the Holders thereof for six (6) years after the date of the Maturity of said Obligations or the date of payment by the Secretary of the Guarantees shall, upon delivery to the Indenture Trustee of a Request by the Shipowner, be paid to the Shipowner (unless the Secretary has previously paid the Guarantees, in which case it shall be paid only upon a request by the Secretary); provided that, not less than thirty (30) days prior to such payment, the Shipowner shall publish notice thereof to the Obligees at least once in the Authorized Newspapers and provide the Indenture Trustee with a copy thereof. In such event, such Holders shall thereafter be entitled to look only to the Shipowner (and the settlor or settlors of any trust for which the Shipowner is trustee, to the extent paid over to it or them) for the payment thereof, and the Indenture Trustee or such Paying Agent, as the case may be, shall thereupon be relieved from all responsibility to such Holders therefor. No such Request, publication or payment shall be construed to extend any statutory period of limitations which would have been applicable in the absence of such Request, publication or payment.
(s) Concerning Section 5.02. Section 5.02 is revised to read as follows:
SECTION 5.02. Payment and Procedure for Payment of Obligations. The Shipowner shall duly and punctually pay the principal of (and premium, if any) and interest on the Obligations according to the terms thereof and of this Indenture. The Shipowner shall deposit with the Indenture Trustee or (subject to Section 3.09) a Paying Agent no later than 11:00 a.m. in Wilmington, Delaware on each date fixed for such payment or as otherwise provided by the Special Provisions hereof an amount in immediately available funds sufficient for such payment (after taking into account any amounts then held by the Indenture Trustee or such Paying Agent and available for such payment) with irrevocable directions to it to so apply the same;
(t) Concerning Section 6.05. Section 6.05 is revised to read as follows:
SECTION 6.05. Rights of Indenture Trustee after Indenture Default. During the continuance of any Indenture Default, the Indenture Trustee shall have the right to demand and to receive payment of the Guarantees and shall have, with the consent of the Secretary as to matters other than the enforcement of the Guarantees (unless all the Guarantees shall have terminated as provided herein):
          (a) the right (in its name, as the trustee of an express trust, or as agent and attorney-in-fact for each Holder of the Obligations as a class) to take all action to enforce its rights and remedies (including the institution and prosecution of all judicial and other proceedings and the filings of proofs of claim and debt in connection therewith), and to enforce all existing rights of the Holders of the Obligations as a class; and
          (b) all other rights and remedies granted to the Indenture Trustee by this Indenture, or the Authorization Agreement, or by law.
     In addition, during the continuance of an Indenture Default and if all the Guarantees shall have terminated, except by payment of the Guarantees, as provided herein, the Indenture Trustee shall have the right, by written notice to the Shipowner, to declare the entire unpaid principal amount of the Outstanding Obligations and all unpaid interest to be immediately due and payable.
(u) Concerning Section 6.06. Section 6.06 is revised to read as follows:
     SECTION 6.06. (a) Obligees’ Right to Direct Indenture Trustee after Indenture Default. During the continuance of any Indenture Default, the Holders of a majority in principal amount of the Outstanding Obligations shall have the right, by an Act of Obligees, to direct the Indenture Trustee:
     (1) to exercise or to refrain from exercising any right or to enforce any remedy granted to it by this Indenture; and
     (2) to direct the time, method and place of the exercise of any such right or the enforcement of any such remedy;
provided that, subject to Section 7.03, the Indenture Trustee shall have the right not to take any such action if it shall determine in good faith that the action would involve it in personal liability, would subject it to expense and liability against which it had not been offered sufficient indemnity, or would be unjustly prejudicial to the Obligees not parties to such direction.
Anything in this Section 6.06(a) to the contrary notwithstanding, the Indenture Trustee shall be obligated to demand payment of the Guarantees as provided in Section 6.02(a) unless the Holders of all Outstanding Obligations shall have elected to terminate the Guarantees as provided in Section 6.04(a)(2), in which case the Indenture Trustee shall be obligated to refrain from making such demand.

     (b) Limitations on Obligees’ Right to Sue. No Obligee shall have the right to institute any judicial or other proceedings under this Indenture unless:
(1)	the Indenture Trustee shall have been directed to institute such proceeding by the Holders of at least 25% in aggregate principal amount of the Obligations then Outstanding;

(2)	the Indenture Trustee shall have been offered sufficient indemnity and security against the costs, expenses and liabilities to be incurred by compliance with such direction;

(3)	the Indenture Trustee shall not have instituted such proceeding within sixty (60) days after the receipt of both such direction and such offer of security and indemnity;

(4)	no direction inconsistent with such request shall have been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Obligations; and

(5)	the institution and prosecution of such proceeding would not result in an impairment of the rights of any other Obligee, it being understood and intended that no one or more Obligees shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Obligees or to obtain or to seek to obtain priority or preference over any other Obligees or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Obligees.
     (c) Unconditional Right of Obligees to Sue for Principal (and Premium, if any) and Interest. Nothing in paragraph (b) shall (i) affect the obligation of the Shipowner to pay the principal of (and premium, if any) and interest on the Obligations in accordance with their terms or affect the right of any Obligee to institute any judicial or other proceeding to enforce the payment of his Obligations, or (ii) limit the right of any Obligee to demand payment of the Guarantees pursuant to Section 6.02(b) or to institute any judicial or other proceeding to enforce the payment of the Guarantee of any Obligation of which he is the Holder.
(v) Concerning Section 6.07. Section 6.07 is revised to read as follows:
     SECTION 6.07. Attorneys’ Fees and Costs. In any proceeding for the enforcement of any right or remedy under this Indenture, or in any proceeding against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant, having due regard to the merits and good faith of the claims or defense made by such party litigant. The provisions of this Section shall not apply to any proceeding instituted by the Indenture Trustee or any proceeding instituted by any Obligee against the Secretary for the payment of the principal of (and premium, if any) and interest on the Obligations.
(w) Concerning Section 6.09. The following paragraph is added at the end of Section 6.09:
     In the event that the Obligations are registered in the name of The Depository Trust Company (“DTC”), Cede & Co. (“Cede”) or another nominee of DTC or Cede pursuant to a Letter of Representations (“LOR”) which is executed among the Shipowner, the Indenture Trustee and DTC, and (i) if the Secretary assumes the Obligations pursuant to Section 6.09(a) hereof, or (ii) if the Secretary instructs the Shipowner and the Indenture Trustee to terminate the LOR, the Shipowner and the Indenture Trustee, immediately upon receipt of notice of such assumption or upon receipt of notice of such termination, shall terminate or cause the termination of the LOR in accordance with Section 18 thereof. The Indenture Trustee shall within 30 days from receipt of either such notice from the Secretary also instruct DTC to notify its direct and indirect participants of the need to re-register the Obligations in the names of the beneficial owners. Upon surrender by DTC of the Obligations issued in its name, the name of Cede or another nominee, the Shipowner shall issue at its sole expense, and the Indenture Trustee shall authenticate Obligations in the names provided to the Indenture Trustee by DTC.
(x) Concerning Section 7.03. Section 7.03(h) and (n) are revised to read as follows:
     (h) In all cases where this Indenture does not make express provision as to the evidence on which the Indenture Trustee may act or refrain from acting, the Indenture Trustee shall be entitled to receive and shall be protected (subject to paragraph (c) of this Section) in acting or refraining from acting hereunder in reliance upon an Officer’s Certificate as to the existence or non-existence of any fact.
(n) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.
(y) Concerning Section 7.04. Section 7.04 is revised to read as follows:
     SECTION 7.04. Compensation, Expenses and Indemnification of Indenture Trustee. The Shipowner shall (1) pay such compensation to the Indenture Trustee as they may agree upon in writing from time to time and reimburse it for its reasonable expenses and disbursements (including counsel fees and expenses), and (2) indemnify the Indenture Trustee for, and hold it harmless against, any loss, liability or expense which it may incur or suffer without negligence or bad faith in acting under this Indenture or the Authorization Agreement. The compensation of the Indenture Trustee shall not be limited to the compensation provided by law for a trustee acting under an express trust. The obligations of the Shipowner under this Section 7.04 shall survive the termination of the Indenture and resignation or removal of the Indenture Trustee.
(z) Concerning Section 7.07. Section 7.07 is revised to read as follows:
     SECTION 7.07. Effect of Appointment of Successor Indenture Trustee. Each successor Indenture Trustee shall forthwith, without further act or deed, succeed to all the rights and duties of its predecessor in trust under this Indenture and the Authorization Agreement. Upon the written request of the successor Indenture Trustee or the Shipowner and upon payment by the Shipowner of all amounts due to such predecessor Indenture Trustee under this Indenture, such predecessor Indenture Trustee shall promptly deliver to such successor Indenture Trustee all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Indenture Trustee under this Indenture and shall transfer, assign and confirm to the successor Indenture Trustee all its rights under this Indenture in such manner as deemed by such successor Indenture Trustee or the Shipowner to be necessary or appropriate in connection therewith and the predecessor Indenture Trustee shall have no liability for any actions taken by the successor Indenture Trustee.
(aa) Concerning Section 9.01. Section 9.01(a) is revised to read as follows:
(a) Except as herein otherwise expressly provided, an Act of Obligees shall become effective when it is delivered to the Indenture Trustee and, where it is expressly required, to the Shipowner and the Secretary. Proof of execution of any instrument appointing an agent or attorney to execute an Act of Obligees made in the manner of subsection (b) below shall be sufficient and conclusive for any purpose of this Indenture.
(bb) Concerning Section 12.01. Section 12.01(a) is revised to read as follows:
     SECTION 12.01. Satisfaction and Discharge of Indenture. Whenever all Outstanding Obligations authenticated and delivered hereunder shall have been Retired or Paid the Indenture Trustee shall forthwith deliver to the Shipowner and the Secretary a duly executed instrument, in form submitted to it by the Shipowner and reasonably satisfactory to the Secretary and the Indenture Trustee, satisfying and discharging this Indenture and, at the time such form of instrument is submitted to the Indenture Trustee the Shipowner shall deliver to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the Obligations of the Shipowner to the Indenture Trustee under Section 7.04 shall survive.

(cc) Concerning Registered and Beneficial Ownership of the Obligations; Legends.
          (i) The Fixed Rate Bonds of each different Stated Maturity may be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons (each, a “Global Obligation”). Except as provided in paragraph (iii) below, owners of beneficial interests in Global Obligations (“Obligation Owners”) shall not be entitled to receive separate certificated Bonds (“Definitive Obligation”) and shall not be considered the holders thereof. Each such Global Obligation shall be deposited with The Depository Trust Company (the “DTC”) or the Indenture Trustee, as custodian for DTC, registered in the name of DTC or a nominee of DTC, and duly executed by the Shipowner and authenticated by the Indenture Trustee as provided in the Indenture. Each Global Obligation shall bear such legend as DTC may require.
          (ii) Members of, or participants in, DTC shall have no rights under the Indenture with respect to any Global Obligation held on their behalf by DTC or by the Indenture Trustee, as the custodian of DTC, or under such Global Obligation, and DTC may be treated by the Shipowner, the Indenture Trustee and any agent of the Shipowner or the Indenture Trustee as the absolute owner of such Global Obligation for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Shipowner, the Indenture Trustee or any agent of the Shipowner or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its members and participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Obligation.
          (iii) (1) The transfer and exchange of Global Obligations or beneficial interests therein shall be effected through DTC or the Indenture Trustee, as the custodian for DTC, in accordance with the Indenture and the procedures of DTC therefor.
               (2) A Global Obligation shall be exchangeable for Definitive Obligations registered in the names of persons owning beneficial interest in such Global Obligation only if any of the following events shall have occurred: (1) DTC notifies the Shipowner, with a copy to the Indenture Trustee, that it is unwilling or unable to continue as depositary for such Global Obligation or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered in order to act as depositary, and a successor depositary is not appointed by the Shipowner within 90 days thereafter, (2) the Shipowner or the Indenture Trustee elects to terminate DTC’s services or the book entry system, (3) the Secretary assumes the Obligations, or (4) the Secretary instructs the Shipowner and Indenture Trustee to terminate the Letter of Representations.
               (3) Any Global Obligation that is exchangeable for Definitive Obligations registered in the name of the owners of beneficial interests therein pursuant to this paragraph (iii) shall be surrendered by DTC to the Indenture Trustee to be so exchanged, without charge, and the Shipowner shall execute and the Indenture Trustee shall authenticate and deliver, upon such exchange of such Global Obligation, an equal aggregate principal amount of Definitive Obligations of authorized denominations. Definitive Obligations issued in exchange for a beneficial interest in a Global Obligation pursuant hereto shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee in writing. The Indenture Trustee shall deliver such Definitive Obligations to the Obligation Owners in whose names such Obligations are so registered in accordance with the instructions of DTC.
               (4) The registered holder of a Global Obligation may grant proxies and otherwise authorize any Obligation Owner, including DTC’s members and participants and Obligation Owners that may hold interest through such members and participants, to take any action which a Holder is entitled to take under the Indenture or the Obligations.
               (5) In the event of the occurrence of any of the events specified in paragraph (iii)(2), the Shipowner shall promptly make available to the Indenture Trustee a reasonable supply of Definitive Obligations.
               (6) Notwithstanding any other provision of the Indenture, a Global Obligation may not be transferred except as a whole by DTC for such Global Obligation to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.
          (iv) At such time as all beneficial interests in a Global Obligations have either been exchanged for Definitive Obligations, redeemed, repurchased or canceled, such Global Obligation shall be returned to the Indenture Trustee for cancellation or retained and canceled by the Indenture Trustee.
          (v) The Indenture Trustee shall have no responsibility or obligation to any owner of a beneficial interest in a Global Obligation, a member of, or a participant in DTC or any other Obligation Owner with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Obligations or with respect to the delivery to any participant, member, beneficial owner or other Obligation Owner (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Obligations (or other security or property) under or with respect to such Obligations. All notices and communications to be given to the Holders and all payments to be made to Holders in respect to the Obligations shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Obligation). The rights of owners of beneficial interests in any Global Obligation shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Indenture Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.
     6. Miscellaneous.
     (a) Concerning Notices. Subject to the provisions of Section 13.01 of Exhibit 1 to this Indenture, any notice, request, demand, direction, consent, waiver, approval or other communication to be given to a party hereto or the Secretary, shall be deemed to have been sufficiently given or made when addressed to:

The Indenture Trustee as:	WILMINGTON TRUST COMPANY Rodney Square North 1100 North Market Street Wilmington, DE 19890-0001 Attention: Corporate Trust Administration

The Shipowner as:	CAL DIVE I-TITLE XI, INC. 400 North Sam Houston Parkway East Suite 400 Houston, Texas 77060 Attention: Andrew C. Becher, Esq. Title: Vice President and General Counsel

The Secretary as:	SECRETARY OF TRANSPORTATION c/o Maritime Administrator U.S. Department of Transportation 400 Seventh Street, SW Washington, D.C. 20590
     (b) Concerning Applicable Law. This Indenture and each Obligation shall be governed by the federal laws of the United State of America, but to the extent that they are inapplicable by the laws of the State of New York.
     (c) Execution of Counterparts. This Indenture may be executed in any number of counterparts. All such counterparts shall be deemed to be originals, and shall constitute but one and the same instrument.
(SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, this Trust Indenture has been duly executed by the parties hereto as of the day and year first above written.

CAL DIVE I — TITLE XI, INC.,
Attest:			Shipowner

By	/s/ ANDREW C. BECHER		By	/s/ A. WADE PURSELL

	Name:	Andrew C. Becher		Name:	A. Wade Pursell
	Title:	Vice President		Title:	Vice President

WILMINGTON TRUST COMPANY,
Attest:			Indenture Trustee

By	/s/ PATRICIA A. EVANS		By	/s/ DONALD G. MACKELCAN

	Name:	Patricia A. Evans		Name:	Donald G. MacKelcan
	Title:	Senior Financial		Title:	Vice President
Services Officer

Attachment 1 to the Indenture
AMORTIZATION SCHEDULE

			Principal				Principal
Month	Day	Year	($)	Month	Day	Year	($)
January	28	2002	947,131	January	28	2015	2,557,065
July	28	2002	982,649	July	28	2015	2,652,956
January	28	2003	1,019,498	January	28	2016	2,752,442
July	28	2003	1,057,729	July	28	2016	2,855,659
January	28	2004	1,097,394	January	28	2017	2,962,747
July	28	2004	1,138,546	July	28	2017	3,073,850
January	28	2005	1,181,242	January	28	2018	3,189,120
July	28	2005	1,225,538	July	28	2018	3,308,713
January	28	2006	1,318,122	January	28	2019	3,432,790
July	28	2006	1,367,552	July	28	2019	3,561,520
January	28	2007	1,418,835	January	28	2020	3,695,078
July	28	2007	1,472,041	July	28	2020	3,833,644
January	28	2008	1,527,243	January	28	2021	3,977,406
July	28	2008	1,584,514	July	28	2021	4,126,560
January	28	2009	1,643,934	January	28	2022	4,281,306
July	28	2009	1,705,581	July	28	2022	4,441,856
January	28	2010	1,769,541	January	28	2023	4,608,426
July	28	2010	1,835,898	July	28	2023	4,781,242
January	28	2011	1,904,745	January	28	2024	4,960,539
July	28	2011	1,976,172	July	28	2024	5,146,560
January	28	2012	2,050,279	January	28	2025	5,339,557
July	28	2012	2,127,164	July	28	2025	5,539,791
January	28	2013	2,206,933	January	28	2026	5,747,533
July	28	2013	2,289,693	July	28	2026	5,963,067
January	28	2014	2,375,557
July	28	2014	2,464,640
Assumptions:

1.	Floating Rate:	0.0652	(0.0632 + .0020)
2.	Fixed Rate:	0.075	(0.0600 + .0150)

Schedule A to the Indenture
SCHEDULE OF DEFINITIONS
     “Act” means the Merchant Marine Act, 1936, as amended and in effect on the Closing Date.
     “Act of Obligees” means any request, demand, authorization, direction, notice, consent, waiver or other action to be given or taken by the Obligees and embodied in one or more documents as required by the Indenture.
     “Actual Cost” has the meaning set forth in Schedule X to the Security Agreement.
     “Actual Knowledge” or “actual knowledge” means actual knowledge of a Responsible Officer of a Person.
     “Administrative Agent” means CITICORP NORTH AMERICA, INC., a Delaware corporation, as administrative agent for the Primary Lender and the commercial paper holders of the Primary Lender (and their respective successors and assigns), and its permitted successors and assigns.
     “Agent” means each of the Administrative Agent and the Facility Agent, individually, and “Agents” means the Administrative Agent and the Facility Agent, collectively.
     “Alternate Lender” means CITIBANK, N.A., a national banking association and its successors and assigns.
     “Amortization Schedule” means the amortized Actual Cost schedule set forth as Attachment 1 to the Indenture, as the same may be revised as provided in the Special Provisions of the Indenture.
     “Amortized Cost” means the amortized cost of the Vessel as determined by the Secretary as set forth in the Amortization Schedule.
“Applicable Interest Rate” shall mean
     (a)(i) with respect to any Disbursement or portion thereof that is funded by the Primary Lender through its issuance of commercial paper notes and so long as the Primary Lender is the holder of the indebtedness related to such funded portion, a rate (the “CP Rate”) equal to the sum of (A) the Primary Lender’s weighted average cost (defined below) related to the issuance of commercial paper notes and other short-term borrowings or the sale of participation interests (collectively, “Commercial Paper”), which in each case have been allocated by the Primary Lender to the Credit Facility, which rate includes related issuance costs incurred by the Primary Lender, plus (B) two-tenths of one percent (.20%) as calculated by the Administrative Agent for each Interest Period and specified in a notice sent by the Administrative Agent to the Facility Agent and by the

1

Facility Agent to the Shipowner and the Indenture Trustee at least five (5) Business Days prior to each Interest Payment Date on which the interest so calculated is payable (For purposes of the foregoing, the Primary Lender’s “weighted average cost” of Commercial Paper shall consist of (i) the actual interest rate or discount paid to purchasers of Commercial Paper, (ii) the costs associated with the issuance of the Commercial Paper and (iii) other borrowings the Primary Lender may incur, including the amount to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market); and
     (ii) with respect to any Disbursement or portion thereof funded by the Alternate Lender or to the extent that a Disbursement held by the Primary Lender is assigned to the Alternate Lender or to any other assignee, then, from and after the applicable Disbursement Date or the effective date of such assignment, as the case may be, a rate per annum equal to LIBOR plus fifteen one hundredths of one percent (0.15%) per annum; provided, however, that, if the Alternate Lender shall have determined, prior to the commencement of any Interest Period that: (A) Dollar deposits of sufficient amount and maturity for funding a Disbursement are not available to such Lender in the London interbank market in the ordinary course of business; or (B) by reason of circumstances affecting the relevant market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to a Disbursement; or (C) the relevant rate of interest referred to in the definition of LIBOR which is to be used to determine the rate of interest for a Disbursement does not cover the funding cost to the Lender of making or maintaining the Disbursement, then the Lender shall so notify the Indenture Trustee, who shall give notice to the Shipowner of such condition and interest shall, effective as of the date of such notice and so long as such condition shall exist, accrue during each applicable Interest Period at the Base Rate; provided, further, however that if, in the Lender’s reasonable judgment, it becomes unlawful at any time for such Lender to make or maintain Disbursements based upon LIBOR, the Lender shall so notify the Indenture Trustee, who shall give notice to the Shipowner of such determination and, effective as of the date of such notice and so long as such condition shall exist, interest shall thereafter accrue during each applicable Interest Period at the Base Rate.
     (b) with respect to Obligations which are Fixed Rate Bonds, the interest rate set forth in each such Obligation, which interest rate shall be as approved by the Secretary as reasonable pursuant to Section 1104A (b)(5) of the Act.
     “Authorization Agreement” means the Authorization Agreement, Contract No. MA-13598, between the Secretary and the Indenture Trustee, whereby the Secretary authorizes the Guarantee of the United States to be endorsed on each of the Obligations, as the same is originally executed, or as modified, amended or supplemented therein.
     “Authorized Newspapers” means The Wall Street Journal and The Journal of Commerce or if they cease to exist, then in such other newspapers as the Secretary may designate.
     “Available Amount” shall have the meaning set forth in Section 2.01 of the Credit Agreement.

2

     “Base Rate” means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:
          (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.’s base rate; or
          (b) one-half of one percent (0.50%) per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in either case adjusted to the nearest one-fourth of one percent (0.25%) or, if there is no nearest one-fourth of one percent, to the next higher one-fourth of one percent.
     “Bond” means each, and “Bonds” means every, Fixed Rate Bond.
     “Borrower” means the Shipowner.
     “Business Day” shall mean any day on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks in London, Texas, New York City and Wilmington, Delaware are open for domestic and foreign exchange business.
     “Cede” means Cede & Company.
     “Certificate Authorizing Disbursement” shall mean, with respect to a Disbursement, the United States Certificate Authorizing Disbursement substantially in the form set forth in Annex A to the Credit Agreement.
     “Closing Date” and “Closing” means the Original Issue Date of the Floating Rate Note.
     “Commercial Paper” shall have the meaning set forth in clause (a)(i)of the definition of Applicable Interest Rate herein.
     “Construction Contract” means that certain Contract for Semi-Submersible, Multi-Service Vessel (Amfels Hull No. P182), effective July 16, 1999, by and between Cal Dive International, Inc. and the Shipyard, as the same may be amended, modified or supplemented and assigned to the Shipowner in accordance with the applicable provisions thereof.
     “Construction Period” shall mean the period from the date hereof to the Delivery Date.

3

     “Construction Period Interest” shall mean all interest that accrues on the Outstanding principal of the Obligations during the Construction Period.
     “Corporate Trust Office” means the principal office of the Indenture Trustee at which, at any time, its corporate trust business is principally administered, which office is currently located at Rodney Square North, 1100 North Market Street, Wilmington, DE, 19890-0001.
     “CP Rate” shall have the meaning set forth in clause (a)(i) of the definition of Applicable Interest Rate herein.
     “Credit Agreement” or “Agreement” shall mean the Credit Agreement, dated as of the Closing Date, among the Shipowner, the Lenders, and the Agents, including any Exhibit, Annex, or other attachment thereto, as the same may be amended, modified or supplemented.
     “Credit Facility” shall have the meaning set forth in Whereas Clause (A) of the Credit Agreement.
     “DTC” means The Depository Trust Company.
     “Definitive Obligation” has the meaning specified in Section 5(cc) of the Special Provisions of the Indenture.
     “Delivery Date” means the date on which the Vessel is delivered to and accepted by the Shipowner.
     “Disbursement” shall have the meaning set forth in Section 2.03 of the Credit Agreement.
     “Disbursement Date” shall mean, in relation to any Disbursement, the Business Day on which the Lender shall make such Disbursement.
     “Eurodollar Reserve Percentage” shall mean with respect to any Interest Period or Post Maturity Period the reserve percentage applicable to Citibank, N.A. during such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which such reserve shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or marginal reserve requirement) for Citibank, N.A. in respect of liabilities or assets consisting of or including Eurocurrency Liabilities as that term is used in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.
     “Facility Agent” means CITIBANK INTERNATIONAL plc, a bank organized and existing under the laws of England, as facility agent for both the Primary Lender and the Alternate Lender (and their respective successors and assigns), and its permitted successors and assigns.

4

     “Final Disbursement Date” shall have the meaning set forth in Section 2.02 of the Credit Agreement.
     “Fixed Rate Bond” means each, and “Fixed Rate Bonds” means all, of the Obligations in the form of a Serial Bond substantially in the form of Exhibit 3 to the Indenture, and the Obligations in the form of a Sinking Fund Bond substantially in the form of Exhibit 4 to the Indenture, each as appropriately completed.
     “Floating Rate Note” means the Obligation substantially in the form of Exhibit 2 to the Indenture, appropriately completed.
     “Global Obligation” has the meaning specified in Section 5(cc) of the Special Provisions of the Indenture.
     “Guarantee” means each, and the “Guarantees” means every, guarantee of an Obligation by the United States pursuant to Title XI of the Act, as provided in the Authorization Agreement.
     “Guarantee Commitment” means the Commitment to Guarantee Obligations, Contract No. MA-13597, dated as of August 16, 2000 by the Secretary and accepted by the Shipowner.
     “Holder” means each, and “Holders” means every, registered holder of an Obligation.
     “Indenture” means the Trust Indenture dated as of the Closing Date between the Shipowner and the Indenture Trustee, as originally executed, or as modified, amended or supplemented.
     “Indenture Default” has the meaning specified in Article VI of the Indenture.
     “Indenture Trustee” means WILMINGTON TRUST COMPANY, a Delaware banking corporation, and any successor trustee under the Indenture.
     “Interest Payment Date” means with respect to any Obligation, the date when any installment of interest on such Obligation is due and payable.
     “Interest Period” shall mean, with respect to any Disbursement, (i) the period commencing on the Disbursement Date and extending up to, but not including, the next Interest Payment Date; and (ii) thereafter the period commencing on each Interest Payment Date and extending up to, but not including, the next Interest Payment Date.
     “Lender” shall mean either the Primary Lender or the Alternate Lender, as the case may be, depending on which of the two parties made or will make the relevant disbursement of funds under the Credit Agreement; provided, however, that if the Primary Lender assigns its rights under the Credit Agreement to the Alternate Lender, the term “Lender,” shall mean only the Alternate Lender, CITIBANK, N.A., a national banking association, and its successors and assigns.

5

     “Letter of Representations” means the Letter of Representations between the Shipowner and the Indenture Trustee and other documentation necessary or desirable to effectuate the issuance of the Fixed Rate Bonds as Global Obligations.
     “LIBOR” means, in relation to any Interest Period, an interest rate per annum equal to (i) the rate of interest per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) quoted by the principal London office of Citibank, N. A., at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of U.S. Dollar deposits for a period and in an amount comparable to such Interest Period and the principal amount upon which interest is to be paid during such Interest Period; divided by (ii) one hundred percent (100%) minus the Eurodollar Reserve Percentage, as specified by the Facility Agent in a written notice to the Shipowner, the Indenture Trustee and the Secretary given not later than one Business Day prior to such Interest Period (or, if such Interest Period commences as a result of an assignment from the Primary Lender to the Alternate Lender, given not later than the second Business Day of such Interest Period).
     “Make-Whole Premium” means an amount equal to the excess, if any, between (i) the sum of the respective Payment Values of each Prospective Payment, over (ii) 100% of the aggregate principal amount being prepaid on the Redemption Date.
     “Make-Whole Premium Determination Date” means the second Business Day before the applicable Redemption Date.
     “Mandatory Sinking Fund Redemption” means each, and “Mandatory Sinking Fund Redemptions” means all, of the mandatory sinking fund redemptions set forth in the Sinking Fund Bonds.
     “Maturity” when used with respect to any Obligation, means the date on which the principal of, and interest on, such Obligation becomes due and payable as therein provided, whether at the Stated Maturity or by repayment, redemption or declaration of acceleration or otherwise.
     “Mortgage” means the first preferred ship mortgage on the Vessel, Contract No. MA-13600, by the Shipowner to the Secretary, as originally executed, modified, amended or supplemented.
     “Note” shall mean the Floating Rate Note.
     “Obligation” or “Obligations” shall mean the Floating Rate Note and the Fixed Rate Bonds of the Shipowner bearing a Guarantee and authenticated and delivered pursuant to the Indenture and the Authorization Agreement.
     “Obligation Owners” has the meaning specified in Section 5(cc) of the Special Provisions of the Indenture.

6

     “Obligation Register” has the meaning specified in Section 2.07 of Exhibit 1 to the Indenture.
     “Obligee” means each, and “Obligees” means every, Holder of an Obligation.
     “Officer’s Certificate” means a certificate conforming to Section 1.02 of the Indenture.
     “Optional Sinking Fund Redemption” means each, and “Optional Sinking Fund Redemptions” means all, the optional sinking fund redemptions set forth in the Sinking Fund Bonds.
     “Original Issue Date” means a date on which an Obligation was initially authenticated by the Indenture Trustee even if the Obligation is subsequently given a later date by reason of transfer, exchange or substitution.
     “Outstanding” when used with reference to the Obligations, shall mean all Obligations theretofore issued under the Indenture, except: (1) Obligations Retired or Paid; and (2) Obligations in lieu of which other Obligations have been issued under the Indenture. Obligations which are not Outstanding shall not be entitled to any rights or benefits provided in the Indenture. For the purposes of Articles VI and X of the Indenture, and also in determining whether the Holders of a stated percentage of the principal amount of Outstanding Obligations have made an Act of Obligees required or permitted by the Indenture, Obligations owned by the Shipowner or by any Affiliate of the Shipowner shall be disregarded and deemed not to be Outstanding; provided that, for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such Act of Obligees, only Obligations of which the Indenture Trustee has Actual Knowledge are so owned shall be so disregarded and deemed not to be Outstanding.
     “Paying Agent” means any bank or trust company meeting the qualifications in Sections 7.02(a) of the Indenture and appointed by the Shipowner under Section 4.02 of the Indenture to pay the principal of (and premium if any) or interest on the Obligations on behalf of the Shipowner.
     “Payment Date” means with respect to any Obligation, the date when any installment of principal on such Obligation is due and payable.
     “Payment Default” has the meaning specified in Section 6.01 of the Indenture.
     “Payment Value” of each Prospective Payment shall be determined by discounting such Prospective Payment at the Reinvestment Rate for the period from the Payment Date on which such Prospective Payment was scheduled to be paid to the applicable Redemption Date
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

7

     “Primary Lender” means GOVCO INCORPORATED, a Delaware corporation, and its successors and assigns.
     “Prospective Payment” means, with respect to the Fixed Rate Bonds: (i) each scheduled interest payment on each scheduled principal amount to be prepaid; and (ii) the scheduled principal amount to be prepaid.
     “Redemption Date” means a date fixed for the redemption of an Obligation by the Indenture.
     “Redemption Price” means the price at which an Obligation is redeemed under the Indenture.
     “Reinvestment Rate” means the yield determined by the Indenture Trustee, based on information received from the Holder or calculation agent, to be the yield of the issue of actively traded United States Treasury securities having a maturity equal to the Weighted Average Life to Final Maturity; provided, however, that if such Weighted Average Life to Final Maturity is not equal to the maturity of an actively traded United States Treasury security (rounded to the nearest one-twelfth of a year), such yield shall be obtained by linear interpolation from the yields of actively traded United States Treasury securities having the greater maturity closest to and the lesser maturity closest to such Weighted Average Life to Final Maturity. The yields shall be determined by reference to the yields as indicated by Telerate Access Service (page 8003 or the relevant page at the date of determination indicating such yields) (or, if such data ceases to be available, any publicly available sources of similar market data) at approximately 11:00 a.m. (New York City time) on the Make-Whole Premium Determination Date.
     “Remaining Dollar Years” means the sum of the amounts obtained by multiplying: (i) the amount of each remaining scheduled payment of principal of the Fixed Rate Bonds (without giving effect to such Redemption) by (ii) the number of years (rounded to the nearest one-twelfth) which will elapse between the Redemption Date and the Payment Date for such scheduled principal amount.
     “Request” means a written request to a Person for the action therein specified, signed by a Responsible Officer of the Person making such request.
     “Responsible Officer” means (1) in the case of any business entity, the chairman of the board of directors, the president, any executive or senior vice president, the secretary, the treasurer, member or partner, (2) in the case of any commercial bank or trust company, the chairman or vice-chairman of the executive committee of the board of directors or trustees, the president, any executive or senior vice president, any vice president, the secretary, the treasurer, or any trust officer, and (3) with respect to the signing or authentication of Obligations and Guarantees by the Indenture Trustee, any person specifically authorized by the Indenture Trustee to sign or authenticate Obligations.

8

     “Retired or Paid,” as applied to Obligations and the indebtedness evidenced thereby, means that such Obligations shall be deemed to have been so retired or paid and shall no longer be entitled to any rights or benefits provided in the Indenture if: (1) such Obligations shall have been paid in full; (2) such Obligations shall have been canceled by the Indenture Trustee and shall have been delivered to the Indenture Trustee for cancellation; or (3) such Obligations shall have become due and payable at Maturity and funds sufficient for the payment of such Obligations (including interest to the date of Maturity, or in the case of a payment after Maturity, to the date of payment, together with any premium thereon) and available for such payment (whether as a result of payment pursuant to the Guarantees or otherwise) shall be held by the Indenture Trustee or any Paying Agent in trust for the purpose, or with irrevocable directions, to apply the same; provided that, the foregoing definition is subject to Section 6.08 of the Indenture.
     “Secretary” means the Secretary of Transportation or any official or official body from time to time duly authorized to perform the duties and functions of the Secretary of Transportation under Title XI of the Act (including the Maritime Administrator, the Acting Maritime Administrator, and to the extent so authorized, the Deputy Maritime Administrator and other officials of the Maritime Administration).
     “Secretary’s Notice” means a notice from the Secretary to the Indenture Trustee that a Default, within the meaning of Section 6.01(b) of the Security Agreement has occurred.
     “Secretary’s Supplemental Indenture” means a Supplemental Indenture, pursuant to Section 6.09 of the Indenture, evidencing the succession of the Secretary to the Shipowner, and the Secretary’s assumption of the Shipowner’s obligations under the Indenture.
     “Security Agreement” means the security agreement, Contract No. MA-13599, dated as of the Closing Date, consisting of the special provisions, the general provisions and Schedule X thereto, executed by the Shipowner as security for the Secretary, as originally executed or as modified, amended or supplemented.
     “Serial Bond” means each, and “Serial Bonds” means every, Obligation substantially in the form of Exhibit 3 to the Indenture, appropriately completed.
     “Shipowner” means CAL DIVE I-TITLE XI, INC., a Texas corporation, and shall include its successors and assigns.
     “Sinking Fund Bond” means each, and “Sinking Fund Bonds” means every, Obligation substantially in the form of Exhibit 4 to the Indenture, appropriately completed.
     “Stated Maturity” means the date determinable as set forth in any Obligation as the final date on which the principal of such Obligation is due and payable.
     “Title XI” means Title XI of the Act.

9

     “Trigger Event” has the meaning set forth in Section 4(g)(1) of the Special Provisions of the Indenture.
     “Vessel” means the Shipowner’s ultra-deepwater, semi-submersible, multi-service vessel denominated Q4000 and constructed by AMFELS, INC. in accordance with the Construction Contract, including all work and material heretofore or hereafter performed upon or installed in or placed on board such vessel, together with related appurtenances, additions, improvements, and replacements.
     “Weighted Average Life to Final Maturity” means the number of years (rounded up to the nearest one-twelfth of a year) obtained by dividing: (i) the then Remaining Dollar Years by (ii) the total amount of the then remaining aggregate unpaid principal amount of such Fixed Rate Bonds (without giving effect to the subject Redemption).

10

Exhibit 1 to Indenture
GENERAL PROVISIONS

i

ii

Page
ARTICLE VIII CONSOLIDATION OR MERGER OF SHIPOWNER OR SALE OF VESSEL

SECTION 8.01. Consolidation or Merger of Shipowner or Sale of Vessel	17

ARTICLE IX ACTS OF OBLIGEES

SECTION 9.01. Acts of Obligees	18

ARTICLE X SUPPLEMENTAL INDENTURES

SECTION 10.01. Permissible Without Action by Obligees	18
SECTION 10.02. Protection of Indenture Trustee	19
SECTION 10.03. Reference in Obligations to Supplemental Indentures	19
SECTION 10.04. Waivers and Supplemental Indentures with Consent of Obligees	19
SECTION 10.05. Consent of Secretary	20
SECTION 10.06. Continued Validity of the Guarantees	20

ARTICLE XI PERFORMANCE OF OBLIGATIONS TO SECRETARY

SECTION 11.01. Performance of Obligations to Secretary	20

ARTICLE XII SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 12.01. Satisfaction and Discharge of Indenture	21

ARTICLE XIII MISCELLANEOUS

SECTION 13.01. Notices and Demands	21
SECTION 13.02. Waivers of Notice	21
SECTION 13.03. Benefit of Indenture	21
SECTION 13.04. Execution of Counterparts	21
SECTION 13.05. Table of Contents; Titles and Headings	21
SECTION 13.06. Immunity of Incorporators, Stockholders, Limited Partners, Members, Officers and Directors	21

iii

ARTICLE I
DEFINITIONS; OFFICER’S CERTIFICATES
AND OPINIONS OF COUNSEL
     SECTION 1.01. Definitions. For the purposes of this Indenture, capitalized terms shall have the meanings specified in Schedule A to the Indenture unless otherwise expressly provided.
     SECTION 1.02. Officer’s Certificate and Opinions of Counsel. The Responsible Officer of the Person executing an Officer’s Certificate with respect to a covenant or condition provided for in this Indenture shall certify that the officer (a) has read such covenant or condition; (b) has made or caused to be made such independent examination or investigation as is necessary to enable him to express an informed opinion with respect to such covenant or condition; and (c) believes to the best of his knowledge that such condition or covenant has been met. A lawyer issuing an Opinion of Counsel shall include the same representations, except that insofar as it relates to factual matters, if it is in the lawyer’s professional opinion that reliance upon a certificate or an Opinion of Counsel is appropriate, the lawyer may so rely upon such certificate or opinion. Each Officer’s Certificate and Opinion of Counsel shall set forth the pertinent supporting information and shall be subject to the Secretary’s review of its adequacy and accuracy.
ARTICLE II
THE OBLIGATIONS
     SECTION 2.01. Issuance of Obligations of Initial Series. (a) At any time and from time to time after the execution and delivery of this Indenture, the Shipowner may deliver to the Indenture Trustee Obligations of the initial series issuable under this Indenture duly executed by the Shipowner, accompanied by a Request of the Shipowner, and thereupon the Indenture Trustee shall authenticate such Obligations, after endorsing thereon and authenticating the Guarantees of the United States in accordance with the Authorization Agreement, and shall deliver such Obligations and Guarantees in accordance with such Request. Each such Request shall specify the principal amounts, interest rates and Stated Maturities of the Obligations to be authenticated and the names and addresses of the Persons in whose name the Obligations are to be registered.
     (b) The initial series of Obligations shall set forth their respective principal amounts (in the denominations provided in the Special Provisions), interest rates per annum, and Stated Maturities, and shall be payable as to principal and interest and premium, if any, in any legal coin or currency of the United States and shall be subject to redemption as provided in Article III.
     (c) The principal and interest and any premium due on the Obligations shall be paid by (i) the Corporate Trust Office or (ii) a Paying Agent by (x) certified or official bank check mailed by first class postage prepaid to the addresses of the Obligees appearing on the Obligation Register or (y) at the request of an Obligee, received by the Indenture Trustee at least three Business Days prior to the date of payment, by wire transfer to a commercial bank in the United States or by credit to an account maintained by the Obligee with the Indenture Trustee without presentment of the Obligation. Prior to any sale, assignment or transfer of such Obligation, the Holder is required to present the Obligation to the Indenture Trustee so that a proper notation of all principal payments under subparagraph (y) above are made on the Obligation.
     (d) The Indenture Trustee agrees that within 30 days from the date of any payment of principal or interest when the same shall become due and payable by reason of Maturity or redemption, a Responsible Officer in the Corporate Trust Office of the Indenture Trustee shall ascertain to his satisfaction that checks in payment of such amounts have been mailed to the addresses of the Obligees as provided above, if payment is to be made by check, or if payment is to be made by wire transfer, or by credit to an account maintained by the Obligee with the Indenture Trustee, that such funds have been wired or credited, or if payment is to be made at the Corporate Trust Office, that funds were held by the Indenture Trustee for such payment on the date the payment was due. The Indenture Trustee shall have no obligation to determine whether such checks or payments were received by the Obligees.
     (e) If the Maturity of any Obligation or an Interest Payment Date for any Obligation shall be a day other than a Business Day, then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the nominal date for such payment, and no interest shall accrue thereon for the period after said nominal date.
     SECTION 2.02. Additional Obligations; Obligations of Additional Series. At any time, the Shipowner may, with the approval of the Secretary, issue additional Obligations of any series and Stated Maturity theretofore issued or of one or more additional series, which shall be for the purpose of aiding in financing or refinancing the construction, reconstruction or reconditioning of one or more of the Vessels and shall be (i) in such principal amount, and mature on such dates, bear interest at such rate or rates, be in such form or forms and have such other terms and provisions, as shall be set forth in a Supplemental Indenture providing for the issue thereof, and (ii) guaranteed by the United States under the Act pursuant to a supplement to the Authorization Agreement.
     SECTION 2.03. Legends on Obligations. Any Obligation may have imprinted or stamped thereon any legend, consistent herewith, which is prescribed by the Shipowner and approved by the Indenture Trustee, and approved by the Secretary.
     SECTION 2.04. Dates of Obligations. Each Obligation of any series shall be dated the date of its authentication by the Indenture Trustee.
     SECTION 2.05. Execution of Obligations. The Obligations shall from time to time be executed on behalf of the Shipowner by a Responsible Officer thereof (whose signature may be a facsimile), and its corporate seal (which may be a facsimile), if any, shall be imprinted thereon and attested by its secretary, assistant secretary or assistant trust officer (whose signature may be a facsimile). If a Shipowner’s officer, whose signature appears on any Obligation, shall cease to be such an officer before such Obligation shall have been authenticated by the Indenture Trustee, the Obligation nevertheless may be delivered with the same force and effect as though the person had not ceased to be a Shipowner’s officer.

     SECTION 2.06. Authentication of Obligations and Guarantees. No Obligation or the Guarantee of the United States thereon shall be valid unless such Obligation shall bear thereon an authentication certificate, executed by the Indenture Trustee in accordance with the terms and conditions of the Authorization Agreement. A duly executed authentication certificate shall be conclusive evidence, and the only competent evidence, that such Obligation and such Guarantee have been duly executed, authenticated and delivered hereunder.
     SECTION 2.07. Registration, Transfer and Exchange. (a) The Indenture Trustee shall keep an Obligation Register at the Corporate Trust Office for the registration of ownership, transfers and exchanges of Obligations.
     (b) A registered Obligee may transfer an Obligation, at the Corporate Trust Office, by surrender of such Obligation for cancellation, accompanied by an instrument of transfer in form satisfactory to the Shipowner and the Indenture Trustee, duly executed by the Obligee or its duly authorized attorney, and thereupon the Shipowner shall execute, and the Indenture Trustee shall authenticate and deliver in the name of the transferee, a new Obligation, and the Guarantee of the United States thereon, in authorized denominations of like series, tenor, interest accrual date and Stated Maturity and for the same aggregate principal amount.
     (c) The Indenture Trustee shall not be required to register transfers or make exchanges of (1) Obligations for a period of 15 days immediately prior to (A) an Interest Payment Date or (B) any selection of Obligations to be redeemed, (2) Obligations after demand for payment of the Guarantees and prior to the payment thereof or rescission of such demand pursuant to Section 6.02(a), or (3) any Obligation which has been selected for redemption in whole or in part. If any Obligation surrendered for transfer or exchange has been selected for redemption in whole or in part, there may be endorsed on any Obligation issued therefor an appropriate notation of such fact.
     (d) Any Obligation may be exchanged for a like principal amount of Obligations of the same series, tenor, interest accrual date and Stated Maturity but of different authorized denominations. Obligations to be exchanged shall be surrendered at the Corporate Trust Office, and the Shipowner shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, the Obligation or Obligations, and the Guarantee or Guarantees of the United States thereon, requested by the Obligee in accordance with this paragraph.
     (e) As a condition precedent to any transfer or exchange of Obligations, the Shipowner may require the payment of a sum sufficient to reimburse it for any taxes or other governmental charges that may be imposed with respect thereto and a sum not exceeding $2.00 for each Obligation delivered upon any such transfer or exchange.
     SECTION 2.08. Who Treated as Owners. The Shipowner, the Indenture Trustee, the Secretary, and any Paying Agent for the payment of principal of (and premium, if any) or interest on the Obligations may deem the Person in whose name any Obligation is registered in the Obligation Register as the absolute owner of such Obligation for all purposes, and neither the Shipowner, the Indenture Trustee, the Secretary, nor any such Paying Agent shall be affected by any notice to the contrary, whether such Obligation shall be past due or not. All payments of or on account of principal (and premium, if any) or interest, or pursuant to the Guarantee, to such registered Obligee shall be valid and effectual to satisfy and discharge the liability of the Shipowner and the Secretary to the extent of the sum or sums so paid, except as otherwise provided in Section 6.08.
     SECTION 2.09. Lost, Stolen, Destroyed or Mutilated Obligations. Upon receipt by the Shipowner and the Indenture Trustee of evidence satisfactory to them of the loss, theft, destruction or mutilation of any Outstanding Obligation (“Lost Obligation”), the Shipowner may execute, and upon request of the Shipowner, the Indenture Trustee shall authenticate and deliver, a new replacement Obligation, with the Guarantee of the United States thereon, of like series, tenor, interest accrual date, principal amount and Stated Maturity (which may bear such notation as may be required by the Indenture Trustee and which shall bear a serial number different from that of the Lost Obligation) and in the event such Lost Obligation has or is about to become due and payable, the Indenture Trustee may deem the applicant with respect thereto to be the owner of said Obligation for the purpose of receiving any payments due on account thereof; provided that (1) the Shipowner, the Indenture Trustee and the Secretary shall receive an indemnity satisfactory to the Shipowner, the Indenture Trustee and the Secretary, (2) the Shipowner shall be reimbursed for all reasonable expenses (including any fees or expenses of the Indenture Trustee) incident thereto, and (3) a mutilated Obligation shall be surrendered. Once the Shipowner has issued and the Indenture Trustee has authenticated a replacement Obligation, the Lost Obligation shall not be enforceable. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of Lost Obligations.
     SECTION 2.10. Reacquired Obligations; Cancellation and Disposition of Obligations. In the event the Shipowner shall reacquire any Obligations (whether by purchase or otherwise), such Obligations shall forthwith be delivered to the Indenture Trustee for cancellation. Except as provided in Section 3.10(b), all Obligations surrendered for the purpose of payment, redemption, transfer, exchange, or substitution, or in discharge in whole or in part of any sinking fund payment shall, if surrendered to the Shipowner or any Paying Agent, be delivered to the Indenture Trustee and shall be cancelled by it. No Obligation shall be authenticated in lieu of or in exchange for any Obligation cancelled as provided in this Section, except as may be expressly permitted by this Indenture. Obligations cancelled by the Indenture Trustee shall be delivered or disposed of as directed by a Request of the Shipowner.
ARTICLE III
REDEMPTION OF OBLIGATIONS
     SECTION 3.01. Redemptions Suspended During Default. Notwithstanding the following provisions of this Article III, neither the Shipowner nor the Indenture Trustee shall redeem any Obligations, except pursuant to Sections 3.04 or 3.05, during the continuance of any Indenture Default, except that, where the mailing of notice of redemption of any Obligations shall have theretofore been made, the Indenture Trustee shall redeem or cause to be redeemed such Obligations if it shall have received a sum sufficient for such redemption. Except as aforesaid, any moneys received by the Indenture Trustee for the redemption of Obligations which may not be applied to the redemption thereof shall be held in trust by the Indenture Trustee and applied in the following manner: (1) in case such

Indenture Default or such event shall no longer be continuing, such moneys shall thereafter be applied to the redemption of Obligations in accordance with the applicable provisions of the Obligations and of this Article III, (2) in the event the Secretary shall have assumed the Obligations pursuant to Section 6.09 or shall have paid the amounts due under the Guarantees, such moneys shall be paid over by the Indenture Trustee to the Secretary, or (3) if no Obligation shall be Outstanding, and the Secretary shall not have been required to pay the Guarantees, such moneys shall be paid to the Shipowner.
     SECTION 3.02. Redemptions Without Premium. (a) Mandatory Sinking Fund Redemptions. The Obligations are subject to redemption at a Redemption Price equal to 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, through the operation of a mandatory sinking fund providing for semi-annual redemption commencing and continuing on the dates and in the principal amounts specified in the Obligations, plus interest accrued thereon to the applicable sinking fund Redemption Date; provided, however, that in the event of any special redemption pursuant to Sections 3.04, 3.05 or 3.06 below, the principal amount of Obligations to be redeemed on each subsequent mandatory sinking fund Redemption Date shall be reduced by an amount equal to the principal amount of the Obligations retired by reason of such special redemption divided by the number of mandatory sinking fund Redemption Dates (including the Stated Maturity of the Obligations) scheduled thereafter.
     (b) Credit Against Mandatory Sinking Fund Redemptions. In lieu of making all or any part of any such mandatory sinking fund redemption of the Obligations, the Shipowner may, at its option, receive 100% credit for Obligations that have been (1) redeemed by the Shipowner pursuant to the optional redemption provision provided in subsection (c) below, or (2) purchased or acquired by the Shipowner (other than by redemption) and delivered to the Indenture Trustee for cancellation pursuant to Section 2.10 above. These Obligations shall be credited by the Indenture Trustee only under the following conditions: at least 40 days but not more than 60 days prior to the due date for such mandatory sinking fund redemption, the Shipowner delivers a Request to the Indenture Trustee, (i) specifying the principal amount of Obligations to be credited, (ii) certifying that none of the Obligations have previously been made the basis of any credit and that the Shipowner is not restricted by contract from seeking the requested credit, and (iii) presenting the uncancelled Obligations to be credited.
     (c) Optional Sinking Fund Redemptions. At its option, the Shipowner may redeem on any mandatory sinking fund Redemption Date, at a redemption price equal to 100% of the principal amount thereof, an additional principal amount of Obligations up to the principal amount of the Obligations required to be redeemed under subsection (a) above on such date, and before any reduction pursuant to the proviso of that subsection. The right to make any such optional sinking fund redemption shall not be cumulative. If the Shipowner shall elect to make any such optional sinking fund redemption, the Shipowner shall, at least 40 days but not more than 60 days prior to such mandatory sinking fund Redemption Date, deliver to the Indenture Trustee a Request stating that the Shipowner intends to exercise its right as set forth in this subsection to make such optional sinking fund redemption and specifying the additional principal amount of Obligations which the Shipowner intends to redeem on such mandatory sinking fund Redemption Date.

     (d) Mandatory Redemptions Without Premium. The Obligations of each series shall be subject to redemption without premium when redemption is required by the conditions specified in Sections 3.02, 3.04, 3.05 and 3.06.
     (e) Adjustments of Redemption Payments. If there is an adjustment in mandatory redemption payments as a result of redemptions under this Section or any other provision of the Indenture, the Shipowner shall recompute the remaining mandatory redemption payments pursuant to such provisions, and shall, at least 60 days prior to the next Interest Payment Date, submit to the Secretary for his review such recomputation to ascertain compliance with the provisions of this Indenture, and a table of revised mandatory redemption payments on the Obligations of such series reflecting the adjustments made pursuant to such provisions as a result of such redemption. Upon advice by the Secretary that he finds such recomputation to comply with such provisions, the Shipowner shall submit said table to the Indenture Trustee and the Indenture Trustee shall promptly submit a copy thereof to each Holder of an Obligation of such series.
     SECTION 3.03. Optional Redemptions of Obligations at Premium. At its option, the Shipowner may redeem the Obligations, in whole or in part, at any time, at the redemption prices specified in the Obligations, together with the interest accrued thereon; provided that, no such redemption shall be made prior to the date specified in the Special Provisions, directly or indirectly with the proceeds of, or in anticipation of, borrowing by or for the account of the Shipowner if such borrowing has an effective interest cost (calculated in accordance with generally accepted financial practice) of less than the rate of interest borne by the Obligations. The Shipowner may redeem such Obligations on a date at least 40 days but not more than 60 days from the Indenture Trustee’s receipt of the Request to make such an optional redemption and specifying the Redemption Date and the principal amount of Obligations which the Shipowner intends to redeem. If this Request proposes a redemption prior to the date specified in the Special Provisions, the Shipowner shall include with the Request an Officer’s Certificate stating that the redemption complies with the proviso relating to early redemptions.
     SECTION 3.04. Redemptions to Comply with Section 1104A(b)(2) of the Act. The Shipowner and the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee’s receipt of the Request, for the redemption of certain Obligations because the principal amount of the Outstanding Obligations are in excess of the amount eligible for guarantee by the United States under Section 1104A(b)(2) of the Act. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem the principal amount of Obligations specified in the instruction together with the interest accrued thereon.
     SECTION 3.05. Redemption after Total Loss, Requisition of Title, Seizure or Forfeiture of a Vessel or Termination of Certain Contracts. The Shipowner and the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee’s receipt of the Request, for the redemption of certain Obligations because of (1) an actual, constructive, agreed or compromised total loss of a Vessel, (2) requisition of title to, or seizure or forfeiture of a Vessel or (3) termination of a primary Construction Contract. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem such principal amount of Obligations together with the interest accrued thereon.
     SECTION 3.06. Redemption After Assumption by the Secretary. At any time after the Secretary has assumed the Obligations under Section 6.09 of the Indenture, the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee’s receipt of the Request, for the redemption of all or part of the Obligations. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem such principal amount of Obligations together with the interest accrued thereon.
     SECTION 3.07. Determination of Obligations to be Redeemed. If less than all the Obligations are to be redeemed pursuant to Sections 3.03, 3.04 or 3.05, the Indenture Trustee shall select the particular Obligations to be redeemed by multiplying the total principal amount to be redeemed by a fraction, the numerator of which is the amount each Holder of an Outstanding Obligation is owed and the denominator is the total principal amount of the Outstanding Obligations, making adjustment so that the principal amount of any Obligation to be redeemed shall be $1,000 or an integral multiple thereof.
     SECTION 3.08. Notices of Redemption. (a) In case of any redemption of Obligations, whether mandatory or optional, the Indenture Trustee shall send a notice of redemption indicating (1) the Redemption Date, (2) the Redemption Price, (3) if only a part of such Obligations is to be redeemed, the numbers or other identification of the Obligations and the principal amount thereof to be redeemed, (4) the place of payment upon redemption and (5) that interest shall cease to accrue after the Redemption Date if the Indenture Trustee or any Paying Agent shall have in fact received the required moneys. A copy of the notice shall be mailed by first class mail, postage prepaid, at least 30 days prior to the Redemption Date, to each Holder of an Outstanding Obligation that is to be redeemed in whole or in part, at the last address appearing upon the Obligation Register.
     SECTION 3.09. Deposit of Redemption Moneys. Prior to the opening of business on any Redemption Date, the Shipowner shall cause to be deposited with the Indenture Trustee or with any Paying Agent an amount sufficient for such redemption with irrevocable directions to it to so apply the same. Failure to so deposit the amounts with the Indenture Trustee or the Paying Agent shall render any notice to redeem of no effect.
     SECTION 3.10. Payment of Redemption Price. (a) If notice of redemption shall have been given as provided above, the Obligations or portions thereof specified in such notice shall become due and payable on the Redemption Date and at the place of payment and the Redemption Price stated in such notice, and on and after said Redemption Date (unless the Shipowner shall default in payment of the Redemption price or shall decide to cancel the notice of optional redemption) interest on the Obligations or portions thereof so called for redemption shall cease to accrue. Upon presentation and surrender of such Obligations in accordance with such notice, such Obligations or the specified portions thereof shall be paid and redeemed at the applicable Redemption Price.
     (b) Upon presentation of any Obligation redeemed in part only, the Shipowner shall execute and the Indenture Trustee shall authenticate and deliver to the order of the Holder thereof, at the expense of the Shipowner, a new Obligation or Obligations of like series and Stated Maturity, of authorized denominations, having endorsed thereon a Guarantee executed by the Secretary, in principal amount equal to the unredeemed portion of the Obligation so presented, or, at the option of such Holder, there may be noted thereon by the Indenture Trustee or, at its direction, by any Paying Agent the payment of the portion of the principal amount of such Obligation so called for redemption.
ARTICLE IV
CASH HELD BY INDENTURE TRUSTEE OR PAYING AGENTS
     SECTION 4.01. Generally. (a) To the extent required by the Obligations, cash received by the Indenture Trustee or a Paying Agent shall be promptly paid to the Holders of the Outstanding Obligations and all other cash shall be held by the Indenture Trustee or a Paying Agent as a special deposit in trust for application in accordance with this Indenture.
     (b) Cash held by the Indenture Trustee or any Paying Agent (other than the Shipowner) under this Indenture: (1) need not be segregated; (2) shall not be invested; and (3) shall not bear interest except to the extent the Shipowner and the Indenture Trustee or Paying Agent may agree.
     SECTION 4.02. Paying Agents. (a) A Paying Agent appointed in writing by the Shipowner shall enter into a contract with the Indenture Trustee, agreeing that the Paying Agent will:
          (1) hold in trust all sums held by it for the payment of the principal of (and premium, if any) or interest on Obligations for the benefit of the Holders of such Obligations, and for the benefit of the Indenture Trustee;
          (2) forthwith give written notice to a Responsible Officer in the Corporate Trust Office signed by a Responsible Officer of the Paying Agent of (A) any payment by the Shipowner of the principal of (and premium, if any) or interest on Obligations, specifying the amount paid, segregated as to principal (premium, if any) and interest, and identifying each Obligation on which any payment was made by number, date, series, Stated Maturity and the name of the Obligee, and (B) any failure of the Shipowner to make any such payment when the same shall be due and payable; and
          (3) promptly, and in no event later than ten days after any payment made by it hereunder, give written notice to a Responsible Officer in the Corporate Trust Office of all payments of Obligations made by it, including and identifying all endorsements of payment made on Obligations by it, signed and containing the specified information as provided in subparagraph (2) above, and deliver for cancellation to the Indenture Trustee all Obligations surrendered to the Paying Agent.
     (b) The Shipowner may at any time cause to be paid to the Indenture Trustee all sums held in trust by any Paying Agent pursuant to this Section, such sums to be held by the Indenture Trustee upon the same trusts.
     SECTION 4.03. Unclaimed Amounts. Subject to applicable law, including State escheat laws, any moneys received by the Indenture Trustee or a Paying Agent, for the payment of Obligations or

Guarantees and remaining unclaimed by the Holders thereof for 6 years after the date of the Maturity of said Obligations shall be paid to the Shipowner upon its delivery of a Request to the Indenture Trustee, unless the Secretary has previously paid the Guarantees, in which case it shall be paid only upon a request of the Secretary. In such event, such Holders shall thereafter be entitled to look only to the Person that received the unclaimed amounts for the payment thereof, and the Indenture Trustee or such Paying Agent, as the case may be, shall thereupon be relieved from all responsibility to such Holders. No such Request or payment shall be construed to extend any statutory period of limitations which would have been applicable in the absence of such Request or payment.
     SECTION 4.04. Application of Funds. If at any time the Indenture Trustee shall hold funds under Section 4.03, the application, distribution or payment of which is not governed by a Request of the Shipowner or the Secretary delivered pursuant to any provision of the Indenture, the Indenture Trustee shall give written notice thereof, in the absence of an Indenture Default, to the Shipowner and to the Secretary, or, if the an Indenture Default exists or the Secretary has paid the Guarantees, to the Secretary. The Shipowner or the Secretary, as applicable, shall promptly thereafter deliver to the Indenture Trustee a Request.
ARTICLE V
SHIPOWNER’S REPRESENTATIONS AND AGREEMENTS
     The Shipowner hereby represents and agrees, so long as Obligations are Outstanding, as follows:
     SECTION 5.01. Authorization, Execution and Delivery of Indenture. The Shipowner has duly authorized the execution and delivery of this Indenture.
     SECTION 5.02. Payment. The Shipowner will duly and punctually pay the principal of (and premium, if any) and interest on the Obligations according to the terms thereof and of this Indenture.
     SECTION 5.03. Offices or Agencies of Shipowner. The Shipowner shall at all times maintain an office in the location within the United States specified in Section 2 of the Special Provisions. Obligations and demands to or upon the Shipowner may be presented for payment, registration of transfer and exchange at this office. The Corporate Trust Office and a Paying Agent shall also be deemed offices for such purpose.
ARTICLE VI
INDENTURE DEFAULTS AND REMEDIES
     SECTION 6.01. What Constitutes “Indenture Defaults.” (a) Each of the following events shall constitute an “Indenture Default”: (1) default in the payment of the whole or any part of the principal or interest on any of the Outstanding Obligations when the same shall become due and payable, whether by reason of Maturity, redemption, acceleration or otherwise, or any default referred to in Section 6.08, and continuation of any such default for a period of 30 days (herein called a “Payment Default”); and (2) the giving of a Secretary’s Notice to the Indenture Trustee.

     (b) The Indenture Trustee shall give to the Obligees, the Secretary and the Shipowner prompt notice in writing of any Indenture Default (unless such default shall have been remedied prior to the giving of such notice); provided that, the Indenture Trustee shall have no duty to give any such notice until a Responsible Officer of the Corporate Trust Office, has actual knowledge of such Indenture Default. The notice of an Indenture Default to the Obligees shall (1) specify the nature of such Indenture Default, (2) state that, by reason thereof, the Indenture Trustee is entitled under the Indenture to demand payment by the Secretary of the Guarantees, (3) set forth the provisions of Section 6.04(b)(3) and (5), and (4) advise the Obligees of the provisions of Section 6.02.
     SECTION 6.02. Demand for Payment of Guarantees. (a) If an Indenture Default shall have occurred and be continuing, the Indenture Trustee shall, no later than 60 days from the date of such Indenture Default, demand payment by the Secretary of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, all Outstanding Obligations, whereupon the entire unpaid principal amount of the Outstanding Obligations and all unpaid interest thereon shall become due and payable no later than 30 days from the date of such demand; provided that, in the case of a demand made as a result of a Payment Default, if, prior to the expiration of 30 days from the date of such demand and prior to any payment of the Guarantees by the Secretary, the Secretary shall find, and give written notice to the Shipowner and the Indenture Trustee to the effect that, there was no Payment Default or that such Payment Default was remedied prior to such demand, such demand and the Indenture Default shall be of no legal effect or consequence. In each such case, the Guarantees shall remain in full force and effect. The Indenture Trustee shall give to each Obligee and to the Shipowner prompt written notice of any demand made by the Indenture Trustee pursuant to this paragraph (a), any such notice to Obligees to be given as provided in Section 13.01.
     (b) If the Indenture Trustee shall not have made the demand referred to in paragraph (a) of this Section on or before the 30th day following an Indenture Default which shall have occurred and be continuing and if the Holders of all Outstanding Obligations shall not have theretofore elected to terminate the Guarantees as provided in Section 6.04(a)(2), any Holder of an Outstanding Obligation, by an Act of Obligees delivered to the Secretary (with copies thereof to the Indenture Trustee and the Shipowner), may, in place of the Indenture Trustee and on behalf of all Holders of Outstanding Obligations, make such demand, subject to all the provisions of, and with the effect provided in, paragraph (a) of this Section.
     SECTION 6.03. Appointment of Indenture Trustee and Holders of Outstanding Obligations as Attorneys-in-Fact. Each Holder of an Outstanding Obligation by the purchase and acceptance of its Obligation, irrevocably appoints the Indenture Trustee and each other Holder of an Outstanding Obligation its agent and attorney-in-fact for the purpose of making the demand provided for in Section 6.02 and (in the case of the Indenture Trustee) of receiving and distributing any payment or payments by the Secretary made pursuant to any such demand.
     SECTION 6.04. Termination and Payment of the Guarantees. (a) Except as otherwise provided in Section 6.08, the Guarantee with respect to any Obligation shall only terminate in case of the occurrence of one or more of the following events:

          (1) Such Obligation shall have been Retired or Paid;
          (2) The Holders of all Outstanding Obligations shall have elected, by Act of Obligees delivered to the Secretary, to terminate the Guarantees;
          (3) Such Guarantee shall have been paid in full in cash by the Secretary; or
          (4) The Indenture Trustee and each Obligee shall have failed to demand payment of such Guarantee as provided herein or in such Guarantee or in the Act.
     (b) Subject to the provisions of Section 6.08, when the Secretary shall pay the Guarantees in full in cash to the Indenture Trustee:
          (1) The Indenture Trustee shall hold the entire amount thereof in trust for the sole purpose of providing for the payments specified in subparagraph (5) below;
          (2) No Obligation or Obligations shall thereafter be issued;
          (3) The Obligations (A) shall represent only the right to receive the payments from the Indenture Trustee specified in subparagraph (5) below, (B) shall otherwise no longer constitute or represent an obligation of the Shipowner, and (C) shall not be entitled to any other rights or benefits under this Indenture;
          (4) The Indenture Trustee shall forthwith give written notice to the Shipowner and to each of the Obligees, stating that it has received payment of the Guarantees in full in cash from the Secretary and that the same is available for distribution to the Obligees in the manner specified in subparagraph (5) below (and the Indenture Trustee shall give like notice to the Holders of the Obligations at least annually thereafter for a period of 6 years or until all Obligations shall have been cancelled, whichever is earlier); and
          (5) Upon the surrender for cancellation of any Obligation, the Indenture Trustee shall forthwith pay to the Holder of such Obligation in cash an amount (less the amount, if any, required to be withheld in respect of transfer or other taxes on payment to such Holder) equal to the unpaid principal amount of such Obligation and the unpaid interest accrued thereon to the date on which the Secretary shall have paid the Guarantees in full in cash to the Indenture Trustee.
     (c) If the Secretary shall not have paid the Guarantees in full in cash to the Indenture Trustee within 30 days after any demand therefor pursuant to Section 6.02 (whether or not because the Secretary makes any of the findings or takes the action referred to in the proviso of Section 6.02(a)), the Indenture Trustee shall give prompt written notice of such nonpayment to each Obligee and the Shipowner. If the Indenture Trustee shall have received notice of any of these findings or actions, such notice to each Obligee shall so state.

     SECTION 6.05. Rights of Indenture Trustee After Indenture Default. Unless the Guarantees have terminated as provided herein, the Indenture Trustee’s sole right shall be to demand and receive payment of the Guarantees from the Secretary and to take all action, on behalf of itself and each Holder, to enforce its rights against the Secretary under the Guarantees, including but not limited to the institution and prosecution of all judicial and other proceedings. If the Guarantees have terminated under Section 6.04(a)(4) without payment by the Secretary, the Indenture Trustee shall have the right on behalf of itself and each Holder to take all action to enforce its rights directly against the Shipowner (but not the Secretary), including but not limited to the institution and prosecution of all judicial and other proceedings.
     SECTION 6.06. Obligees’ Right to Direct Indenture Trustee After Indenture Default. (a) During the continuance of any Indenture Default, the Holders of a majority in principal amount of the Outstanding Obligations shall have the right, by an Act of Obligees, to direct the Indenture Trustee: (1) to exercise or to refrain from exercising any right or to enforce any remedy granted to it by this Indenture; and (2) to direct the time, method and place of the exercise of any such right or the enforcement of any such remedy; provided that, subject to Section 7.03, the Indenture Trustee shall have the right not to take any such action if it shall determine in good faith that the action would involve it in personal liability, would subject it to expenses against which it has not been offered adequate security and indemnity, or would be unjustly prejudicial to the Obligees not parties to such direction; and provided further that, notwithstanding any other provision of this Indenture to the contrary, the Indenture Trustee shall be obligated to demand payment of the Guarantees as provided in Section 6.02(a) unless the Holders of all the Outstanding Obligations shall have directed him not to make demand.
     (b) Nothing in paragraph (a) shall affect the right of any Obligee to institute any judicial or other proceeding, if the Indenture Trustee declines to do so, against the Secretary while the Guarantees are in effect or against the Shipowner or the Indenture Trustee if the guarantees have terminated under Section 6.04(a)(4); provided, however, that such action does not seek to obtain priority or preference over any other Obligees or to enforce any right under this Indenture, except for the equal and ratable benefit of all the Obligees.
     SECTION 6.07. Attorneys’ Fees and Costs. In any proceeding for the enforcement of any right or remedy under this Indenture, or in any proceeding against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant, having due regard to the merits and good faith of the claims or defense made by such party litigant. The provisions of this Section shall not apply to any proceeding instituted by the Indenture Trustee or any proceeding instituted by any Obligee against the Secretary or the Shipowner for the payment of the principal of (and premium, if any) and interest on the Obligations.
     SECTION 6.08. Rescission of Payments. Notwithstanding any other provision of this Indenture, or of the Obligations, in the event that any payment to or on behalf of an Obligee of the principal of or interest due under any Obligation, or any portion of any such payment, shall at any time be repaid by such Obligee in compliance with a final order of a court of competent jurisdiction pursuant to any provision of the Bankruptcy Code or any Federal Law replacing or superseding such Code, or applicable state law, and regardless of whether there has been any previous Indenture Default and any payment pursuant thereto, or whether such Obligation shall theretofore have been acquired by the Shipowner or cancelled, or whether an instrument satisfying and discharging this Indenture shall have been executed and delivered, (1) such Obligation shall not be deemed to have been Retired or Paid and shall be deemed to be Outstanding, (2) the return of such payment in whole or in part in compliance with the order of such court shall constitute a default in payment of such Obligation within the meaning of Section 6.01(a), which default shall be deemed to have occurred on the date of such repayment and which default, if continued for 30 days, will constitute a Payment Default, (3) the Guarantee of such Obligation and (to the extent necessary to enforce such Obligation and Guarantee) this Indenture shall be in full force and effect, and (4) the Person required to return such payment or portion thereof shall be deemed for all purposes to be a Holder of such Obligation and entitled to enforce such Obligation and Guarantee to the extent of such repayment and, if there shall not be any Indenture Trustee hereunder then in office, such Person shall also be entitled to exercise on his own behalf all the rights of the Indenture Trustee hereunder necessary for such enforcement; provided that, in the event the Guarantee of any Obligation shall have terminated for reasons set forth in Section 6.04(a)(2) or (4) of this Indenture prior to the aforesaid date of repayment the provisions of this Section shall not apply to such Obligation.
     SECTION 6.09. Assumption of Obligations by Secretary. (a) Notwithstanding anything to the contrary contained herein, in the absence of a demand under Section 6.02 hereof and upon the occurrence of a default in the payment of any principal or interest due under the Obligations which has continued for 25 days or more or upon the Secretary’s giving a Secretary’s notice under this Indenture, the Secretary may, in its sole discretion, prior to receipt by the Secretary of demand for payment of the Guarantees in accordance with this Indenture, assume the rights and obligations of the Shipowner under this Indenture and the Obligations by (i) giving to the Shipowner and Indenture Trustee a signed notice stating that it has assumed the Obligations and the Indenture and (ii) making any payment of principal or interest which is due under the Obligations.
     (b) The Indenture Trustee and the Shipowner hereby agree that, upon the Indenture Trustee’s receipt of the notice and payments referred to in paragraph (a)(i) and (ii) of this section, the Secretary’s assumption shall, as of the date of the Secretary’s execution of the notice, be effective and binding upon the Indenture Trustee and the Shipowner and their respective successors or assigns without further act or deed. Upon an assumption by the Secretary, the Secretary shall succeed to and be substituted for and may exercise every right and power of the Shipowner under this Indenture and the Obligation with the same force and effect as if the Secretary has been named as the Shipowner herein and therein. The Secretary may exercise its rights under this section as often as it deems appropriate in its sole discretion.
ARTICLE VII
THE INDENTURE TRUSTEE
     SECTION 7.01. Acceptance of Trusts. The Indenture Trustee hereby accepts the trusts of this Indenture.
     SECTION 7.02. Eligibility of Indenture Trustee. (a) The Indenture Trustee shall at all times be a bank with corporate trust powers or trust company which (1) is organized and doing business under the laws of the United States, any state or territory thereof, (2) has a combined capital and surplus (as set forth in its most recent published report of condition) of at least $25,000,000, and (3) shall not have become incapable of acting or have been adjudged a bankrupt or an insolvent nor have had a receiver appointed for itself or for any of its property, nor have had a public officer take charge or control of it or its property or affairs for the purpose of rehabilitation, conservation or liquidation.
     (b) Should the Indenture Trustee at any time cease to be eligible, pursuant to this Section, to act as trustee, it shall promptly notify the Obligees, the Shipowner and the Secretary of such fact; and should the Shipowner obtain knowledge of such ineligibility, it shall promptly advise the Indenture Trustee, the Secretary, and the Obligees of all the relevant facts.
     SECTION 7.03. Rights and Duties of Indenture Trustee. (a) The Indenture Trustee shall not be responsible for the correctness of the Recitals in the Special Provisions hereof or in the Obligations (except the Indenture Trustee’s authentication certificate thereon), all of which Recitals are statements made solely by the Shipowner.
     (b) The Indenture Trustee shall not be responsible for the validity, execution by other parties thereto, or sufficiency of this Indenture, the Authorization Agreement, the Obligations or the Guarantees.
     (c) The Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (d) Except during the continuance of any Indenture Default, the Indenture Trustee shall perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.
     (e) No provision of this Indenture shall relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct; provided that:
          (1) Except during the continuance of an Indenture Default, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely upon certificates or opinions conforming to the requirements of this Indenture as to the truth of the statements and the correctness of the opinions expressed therein; and
          (2) The Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an Act of Obligees relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee.
     (f) Subject to paragraph (i) of this Section, the Indenture Trustee shall be under a duty to examine certificates and opinions required by this Indenture to be furnished to it to determine whether or not they conform to the requirements hereof.

     (g) Subject to paragraph (c) of this Section, the Indenture Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond, or other paper or document believed by it to be genuine, to have been signed by the proper party or parties and to be in conformity with the provisions of this Indenture.
     (h) Subject to paragraph (c) of this Section, in all cases where this Indenture does not make express provision as to the evidence on which the Indenture Trustee may act or refrain from acting, the Indenture Trustee shall be protected in acting or refraining from acting hereunder in reliance upon an Officer’s Certificate as to the existence or nonexistence of any fact.
     (i) Subject to paragraph (c) of this Section, the Indenture Trustee may consult with counsel satisfactory to the Indenture Trustee, and an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel.
     (j) Whenever it is provided that the Indenture Trustee shall take any action, including the giving of any notice or the making of any demand, or refrain from taking any action upon the happening or continuation of a specified event (including an Indenture Default) or upon the fulfillment of any condition or upon the Request of the Shipowner or of Obligees or upon receipt of any notice, including a Secretary’s Notice, the Indenture Trustee shall, subject to paragraph (c) of this Section, have no liability for failure to take such action or for failure to refrain from taking such action until a Responsible Officer in the Corporate Trust Office, has actual knowledge of such event or continuation thereof or the fulfillment of such conditions or shall have received such Request.
     (k) Subject to paragraph (c) of this Section, the Indenture Trustee shall not be under any obligation to exercise any of the trusts or powers hereof at the request, order or direction of any Obligees or the Secretary, unless such Obligees or the Secretary shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred thereby.
     (l) The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Obligations with the same rights it would have if it were not Indenture Trustee.
     (m) Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not take any action contrary to the terms of the Authorization Agreement, and any such purported action or any attempt to take such action shall be void and of no effect.
     (n) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (o) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.
     (p) Upon the execution and delivery of an instrument satisfying and discharging this Indenture as provided in Section 12.01 hereof, all duties and obligations of the Indenture Trustee hereunder (except with respect to the application of funds for the payment of Obligations then held by the Indenture Trustee) shall cease and shall not thereafter be revived, whether or not the Indenture shall thereafter be in full force and effect as provided in Section 6.08.
     (q) Notwithstanding any other provision of this Indenture or the Authorization Agreement, the Indenture Trustee shall have no duty to exercise any of its rights or powers hereunder with respect to a Payment Default by reason of a repayment referred to in Section 6.08 unless and until it shall have received notice of such default and information concerning (1) the date thereof, (2) the Obligation to which such repayment relates, (3) the Person making such repayment, (4) the amounts of such repayment attributable to principal, premium and interest on such Obligation, and (5) the Interest Payment Date or other date on which the Obligee received the moneys to which the court order mentioned in Section 6.08 relates.
     SECTION 7.04. Compensation, Expenses and Indemnification of Indenture Trustee. The Shipowner shall (1) pay reasonable compensation to the Indenture Trustee and reimburse it for its reasonable expenses and disbursements (including counsel fees and expenses) and (2) indemnify the Indenture Trustee for, and hold it harmless against, any loss, liability or expense which it may incur or suffer without negligence or bad faith in acting under this Indenture or the Authorization Agreement. The compensation of the Indenture Trustee shall not be limited to the compensation provided by law for a trustee acting under an express trust.
     SECTION 7.05. Resignation and Removal of Indenture Trustee. (a) The Indenture Trustee may resign at any time by giving written notice to the Shipowner. Within 10 days thereafter, the resigning Indenture Trustee shall give notice of such resignation to the Obligees in the manner provided in Section 13.01. If the resigning Indenture Trustee fails to do so within such 10-day period, within the next succeeding 10 days the Shipowner shall give such notice in the same manner.
     (b) The Indenture Trustee may at any time be removed by (1) written notice to the Indenture Trustee and the Shipowner by the Holders of a majority in principal amount of the Outstanding Obligations; or (2) written notice to the Indenture Trustee by the Shipowner or the Secretary that the Indenture Trustee has ceased to be eligible under Section 7.02(a).
     (c) Any resignation or removal of the Indenture Trustee shall be effective only upon appointment of a successor Indenture Trustee approved by the Secretary
     SECTION 7.06. Appointment of Successor Indenture Trustee. (a) If any notice of resignation or of removal shall have been given pursuant to Section 7.05, then a successor Indenture Trustee may be appointed by the Shipowner; provided that, if such successor Indenture Trustee is not so appointed (or has not accepted such appointment) within 15 calendar days after the giving of any such notice, such appointment may be made (1) by the Secretary or (2) by a court of competent jurisdiction upon the application of the Secretary, the Shipowner, the retiring Indenture Trustee or any Person who then is, and has been, the Holder of an Outstanding Obligation for at least 6 months.
     (b) No successor Indenture Trustee shall be appointed without the prior written consent of the Secretary and until such successor Indenture Trustee shall enter into an amendment to the Authorization Agreement as provided therein.
     (c) If a successor Indenture Trustee is appointed, approved by the Secretary and accepts such appointment, the Shipowner shall give notice to the Obligees of such appointment in the manner provided in Section 13.01. The failure of the Shipowner to give such notice shall not affect the validity of any such appointment.
     SECTION 7.07. Effect of Appointment of Successor Indenture Trustee. Each successor Indenture Trustee shall forthwith, without further act or deed, succeed to all the rights and duties of its predecessor in trust under this Indenture and the Authorization Agreement. Upon the written request of the successor Indenture Trustee or the Shipowner and upon payment by the Shipowner of all amounts due to such predecessor under this Indenture, such predecessor shall promptly deliver to such successor Indenture Trustee all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Indenture Trustee under this Indenture and shall transfer, assign and confirm to the successor Indenture Trustee all its rights under this Indenture in such manner as deemed by such successor Indenture Trustee or the Shipowner to be necessary or appropriate in connection therewith.
     SECTION 7.08. Merger, Consolidation or Sale of Indenture Trustee. In the event of any merger (including for the purposes of this Section, the conversion of a state bank into a national banking association or vice versa) or consolidation of the Indenture Trustee into any other Person or in the event of the sale of all or substantially all the Indenture Trustee’s corporate trust business, the Person resulting from such merger or consolidation, or the transferee in the case of any such sale, shall forthwith notify the Shipowner and, subject to Section 7.02(a) and 7.06(b), shall be the Indenture Trustee under this Indenture and the Authorization Agreement without further act or deed.
ARTICLE VIII
CONSOLIDATION OR MERGER OF SHIPOWNER OR SALE OF VESSEL
     SECTION 8.01. Consolidation or Merger of Shipowner or Sale of Vessel. (a) Nothing in this Indenture shall prevent any lawful consolidation or merger of the Shipowner with or into any other Person, or any sale of a Vessel by the Shipowner, the Secretary or a court of law to any other Person lawfully entitled to acquire and operate such Vessel or any sale by the Shipowner, the Secretary, or a court of law of all or substantially all of its assets to any other Person; provided that, except where the Shipowner shall be the Person surviving a merger or consolidation, either (1) the Person formed by or surviving such consolidation or merger, or the Person to which the sale of such Vessel shall be made, shall expressly assume, by Supplemental Indenture, the payment of the principal of and interest (and premium, if any) on the Proportionate Part of the Outstanding Obligations, as determined by the Secretary, relating to such Vessel and expressly assume the Shipowner’s duties under the Indenture, or

(2) to the extent that the Secretary determines that the Outstanding Obligations and the duties under the Indenture are not so assumed, the Shipowner shall redeem the principal amount of those unassumed Obligations in accordance with the terms of the Obligations and of the Indenture.
     (b) When a Person so assumes this Indenture and such Proportionate Part of the Outstanding Obligations, the Supplemental Indenture shall discharge and release the Shipowner from any and all obligations thereunder relating to such Proportionate Part of the Outstanding Obligations. In the event of such an assumption by a Person to whom a Vessel has been sold (1) such Person shall succeed to, and be substituted for, and may exercise every right and power of the original Shipowner with the same effect as if such successor Shipowner had been named as the Shipowner herein and (2) such Proportionate Part of the Outstanding Obligations shall be surrendered to the Indenture Trustee for appropriate notation or for the issuance of new Obligations in exchange for such Proportionate Part of the Outstanding Obligations in the name of the successor Shipowner, as required by the Secretary. The principal amount of the Proportionate Part of the Outstanding Obligations shall be determined by the Secretary.
ARTICLE IX
ACTS OF OBLIGEES
     SECTION 9.01. Acts of Obligees. (a) Except as herein otherwise expressly provided, an Act of Obligees shall become effective when it is delivered to the Indenture Trustee and, where it is expressly required, to the Shipowner and the Secretary. Proof of execution of any instrument appointing an agent or attorney to execute an Act of Obligees made in the manner of subsection (b) below shall be sufficient for any purpose of this Indenture.
     (b) The fact and date of the execution by any Person of any instrument referred to in paragraph (a) of this Section may be proved by the affidavit of a witness of such execution or by the certificate or acknowledgment of any notary public, stating that the individual signing such instrument acknowledged to him the execution thereof. The fact and date of the execution of any such instrument, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee (or, if such instrument is addressed to the Secretary, the Secretary) deems sufficient.
     (c) Any Act of Obligees taken by the Holder of any Obligation shall bind every future Holder of any of the Obligations in respect of anything done or suffered to be done by the Indenture Trustee, any Paying Agent or the Shipowner in reliance thereon, whether or not notation of such action is made upon such Obligation.
ARTICLE X
SUPPLEMENTAL INDENTURES
     SECTION 10.01. Permissible Without Action by Obligees. The Shipowner, the Indenture Trustee, or, where applicable, the Secretary, may at any time, without the consent of or notice to any of the Obligees, subject to Sections 10.02 and 10.05, enter into an indenture or other instrument supplemental hereto and which thereafter shall form a part hereof, for any one or more of the following purposes:

          (1) to add to the covenants of the Shipowner;
          (2) to evidence, pursuant to Article VIII, the succession of another corporation or entity to the Shipowner or any assumption of all or part of the Obligations;
          (3) to eliminate any right reserved to or conferred upon the Shipowner;
          (4) to make such provisions for the purpose of curing any ambiguity or correcting or supplementing any provisions in this Indenture as the Shipowner or the Secretary may deem necessary or desirable, provided such provisions are not inconsistent with this Indenture and shall not adversely affect the interests of the Obligees;
          (5) to provide for the issuance of additional Obligations of any series and Stated Maturity theretofore issued under this Indenture or to set forth the terms and provisions of any one or more additional series of Obligations in accordance with Section 2.04; or
          (6) to evidence the assumption pursuant to Section 6.09 by the Secretary of the Shipowner’s obligations under this Indenture and the Outstanding Obligations.
     SECTION 10.02. Protection of Indenture Trustee. Upon receipt of a Request of the Shipowner that the Indenture Trustee execute any Supplemental Indenture and upon receipt of any Act of Obligees required pursuant to Section 10.04 and the consent of the Secretary required pursuant to Section 10.05, the Indenture Trustee shall enter into such Supplemental Indenture; provided that, the Indenture Trustee shall not be obligated to enter into any Supplemental Indenture which the Indenture Trustee believes adversely affects the Indenture Trustee’s own rights, duties or immunities under this Indenture.
     SECTION 10.03. Reference in Obligations to Supplemental Indentures. Obligations authenticated and delivered after the execution and delivery of any Supplemental Indenture may, with the consent and approval of the Shipowner and the Indenture Trustee, contain a text modified to conform to such Supplemental Indenture or have imprinted or stamped thereon a legend with respect to such Supplemental Indenture, but no such modification or legend shall be necessary to make such Supplemental Indenture effective.
     SECTION 10.04. Waivers and Supplemental Indentures with Consent of Obligees. With the consent of the Holders of not less than 60% in principal amount of the Outstanding Obligations of each series affected thereby, by Act of Obligees delivered to the Shipowner and the Indenture Trustee, (x) compliance by the Shipowner with any of the terms of the Indenture may be waived or (y) the Shipowner and the Indenture Trustee may enter into any Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Obligations issued under this Indenture; provided that, no such waiver or Supplemental Indenture shall:
     (a) Without the consent of all Obligees affected thereby (1) change the Stated Maturity or reduce the principal of any Obligation, (2) extend the time of payment of, or reduce the rate of,

interest thereon, (3) change the due date of or reduce the amount of any mandatory sinking fund payment, (4) reduce any premium payable upon the redemption of any Obligation, or (5) change the coin or currency in which any Obligation or the interest thereon is payable; or
          (b) Without the consent of all Obligees (l) terminate or modify any of the Guarantees or the obligations of the Secretary thereunder, (2) reduce the amount of any of the Guarantees, (3) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantees or otherwise to comply with the provisions of Sections 6.02 and 6.04, (4) eliminate or reduce any of the eligibility requirements for the Indenture Trustee stated in Section 7.02, or (5) reduce the percentage in principal amount of the Outstanding Obligations of any series, the consent of whose Holders is required for any such Supplemental Indenture, or required for any waiver provided herein or to modify any of the provisions of this Section.
     It shall not be necessary for any Act of Obligees under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution of any Supplemental Indenture pursuant to this Section, the Shipowner shall give notice thereof to the Obligees in the manner provided in Section 13.01. Any failure of the Shipowner to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.
     SECTION 10.05. Consent of Secretary. Subject to the provisions of Section 11.01, no waiver pursuant to Section 10.04 shall be effective, and neither the Shipowner nor the Indenture Trustee shall enter into any Supplemental Indenture, without the prior written consent of the Secretary, and any purported action or attempt to take such action forbidden to be taken by this Section shall be null and void ab initio and of no legal effect.
     SECTION 10.06. Continued Validity of the Guarantees. Notwithstanding anything herein to the contrary, this Indenture, the Guarantees and the Authorization Agreement shall each remain in full force and effect notwithstanding the assumption by the Secretary of the Obligations pursuant to Section 6.09, and pursuant to Section 1103(e) of the Act, the validity of the Guarantee of any Obligation shall be unaffected.
ARTICLE XI
PERFORMANCE OF OBLIGATIONS TO SECRETARY
     SECTION 11.01. Performance of Obligations to Secretary. Notwithstanding any provisions of this Indenture to the contrary, upon termination of the Guarantees pursuant to Section 6.04(a), each of the provisions of the Indenture which refers to the rights and duties of the Secretary shall not be effective and the Sections containing such provisions shall be read as though there were no such rights or duties.

ARTICLE XII
SATISFACTION AND DISCHARGE OF INDENTURE
     SECTION 12.01. Satisfaction and Discharge of Indenture. Whenever all Outstanding Obligations authenticated and delivered hereunder shall have been Retired or Paid the Indenture Trustee shall forthwith deliver to the Shipowner and the Secretary a duly executed instrument, in form submitted to it by the Shipowner and reasonably satisfactory to the Secretary, satisfying and discharging this Indenture and, at the time such form of instrument is submitted to the Indenture Trustee the Shipowner shall deliver to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the Obligations of the Shipowner to the Indenture Trustee under Section 7.04 shall survive.
ARTICLE XIII
MISCELLANEOUS
     SECTION 13.01. Notices and Demands. Any communication to, the Indenture Trustee, the Shipowner or the Secretary shall be deemed to have been sufficiently given or made by being mailed, registered or certified mail, postage prepaid, addressed to the Indenture Trustee, the Shipowner or the Secretary at their respective addresses appearing in the Special Provisions of this Indenture or at such other address as any of them may advise the others in writing from time to time. Any communication to, the Obligees shall be deemed to have been sufficiently given or made by being mailed, in the same manner, to the address of each Obligee last appearing on the Obligation Register.
     SECTION 13.02. Waivers of Notice. In any case where notice by mail or otherwise is provided herein, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event. Waivers of notice shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken thereon in reliance upon any such waiver.
     SECTION 13.03. Benefit of Indenture. This Indenture is for the sole benefit of the Shipowner, the Indenture Trustee, the Holders and (until the obligations to the Secretary shall have terminated as provided in Article XI) the Secretary.
     SECTION 13.04. Execution of Counterparts. This Indenture may be executed in any number of counterparts. All such counterparts shall be deemed to be original and shall together constitute but one and the same instrument.
     SECTION 13.05. Table of Contents; Titles and Headings. Any table of contents, the titles of the Articles and the headings of the Sections are not a part of this Indenture and shall not be deemed to affect the meaning or construction of any of its provisions.
     SECTION 13.06. Immunity of Incorporators, Stockholders, Limited Partners, Members, Officers and Directors. No recourse shall be had for any payment regarding any Obligation, or upon any provision of this Indenture, against any past, present or future incorporator, stockholder, limited partner, member, officer or director of the Shipowner or of any successor company, either directly or indirectly. It is expressly agreed that this Indenture and the Obligations are solely the obligations of the Shipowner.